UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Quest Resource Corporation
(Name of Registrant as Specified In Its Charter)

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QUEST RESOURCE CORPORATION
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(405) 600-7704

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Quest Resource Corporation (the “Company”) to be held on June 19, 2008, at 11:00 a.m., Central Time, at the Company’s corporate headquarters, located at 210 Park Avenue, Suite 2750, Oklahoma City, OK, to consider and vote upon the following proposals:

1. To elect two Class II Directors to serve a three-year term ending at the 2011 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2. To consider and vote upon a proposal to amend the Company’s 2005 Omnibus Stock Award Plan;

3. To consider and vote upon a proposal to amend and restate the Company’s Management Annual Incentive Plan; and

4. To consider and transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 7, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and adjournments thereof.

Please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting and to ensure the presence of a quorum at the Annual Meeting. A self-addressed envelope is enclosed for these purposes. Alternatively, you may vote by telephone or internet. If you attend the meeting, you may vote personally on all matters, and in that event, the proxy will not be voted.

This Notice and the Proxy Statement will first be distributed to stockholders on or about May 20, 2008.

By Order of the Board of Directors

David E. Grose
Corporate Secretary

May 20, 2008

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held June 19, 2008

DATE, TIME AND PLACE OF MEETING

This Proxy Statement is being furnished to the stockholders of Quest Resource Corporation, a Nevada corporation (the “Company,” “we” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held at the Company’s corporate headquarters, located at 210 Park Avenue, Suite 2750, Oklahoma City, OK, on June 19, 2008, commencing at 11:00 a.m. Central Time and at any adjournment of the Annual Meeting. This Proxy Statement and the accompanying form of proxy will be first mailed or given to the stockholders on or about May 20, 2008.

REVOCABILITY OF PROXIES

The enclosed proxy may be revoked at any time before it is voted by (a) filing or transmitting an instrument or transmission revoking it to the Corporate Secretary of the Company or another person appointed to count stockholder votes, (b) executing a proxy with a later date and delivering such later proxy to the Corporate Secretary of the Company or to another person appointed to count stockholder votes prior to the Annual Meeting or (c) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

SOLICITATION OF PROXIES AND VOTING

Our Board of Directors is soliciting proxies in order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting. Whether or not you are able to attend the Annual Meeting, you are urged to sign, date and return the proxy in the enclosed envelope. You may also vote by telephone or internet by following the instructions on the enclosed proxy card. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies in accordance with the stockholder’s directions. With respect to the proposals described in this Proxy Statement, the enclosed proxy card, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the proposals. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment.

On May 7, 2008, the record date for determining stockholders entitled to vote at the Annual Meeting and any adjournments thereof, we had approximately 23,522,859 shares of common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote. No shares of preferred stock are outstanding.

One-third of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. There are no cumulative voting rights. With respect to the proposal to elect directors, directors are elected by a plurality of the votes cast by stockholders, and the two nominees who receive the highest number of affirmative votes by the holders of shares entitled to vote will be elected. With respect to the proposals to amend the 2005 Omnibus Stock Award Plan and the Management Annual Incentive Plan and all other matters voted on at the Annual Meeting, such actions will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

For the purpose of determining whether the stockholders have approved a proposal or any other matter voted on at the Annual Meeting, abstaining will have no effect on the outcome since an abstention is not a vote cast. For shares which are held of record by a broker for the beneficial owner (typically referred to as being held in “street name”), absent voting instructions from the beneficial owner of such shares, brokers generally have the discretion to vote such shares on routine matters. Routine matters include the election of directors (Proposal No. 1). In non-routine instances where brokers are prohibited from exercising discretionary authority, brokers will not vote the shares of beneficial owners who fail to provide instructions (so-called “broker non-votes”). These uninstructed shares are not included in the vote totals and therefore, have no effect on the vote. At the 2008 Annual Meeting, we believe brokers will be prohibited from exercising discretionary authority with respect to approving the amendments to the 2005 Omnibus Stock Award Plan (Proposal No. 2) and the amendments to the Management Annual Incentive Plan (Proposal No. 3). If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained; provided, however, that the board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the original meeting date.

We will solicit proxies and will bear the cost of the solicitation of proxies, which will be principally conducted by mail. In addition, we may solicit proxies personally, by telephone, internet or facsimile. We do not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding solicitation material and proxies to the beneficial owners.

DELIVERY OF VOTING MATERIALS TO STOCKHOLDERS

Two or more stockholders of record sharing the same address will each receive a complete set of the proxy voting materials (Annual Report, Annual Report on Form 10-K, Proxy Card, and Proxy Statement). Services that deliver our proxy voting materials to stockholders that hold our stock through a bank, broker or other beneficial holder of record may deliver to multiple stockholders sharing the same address only one set of our Annual Report, Annual Report on Form 10-K, and Proxy Statement, but separate proxy cards for each stockholder. Upon written or oral request to the address listed below, we will promptly deliver a separate copy of the Annual Report, Annual Report on Form 10-K, and/or Proxy Statement to any stockholder at a shared address to which a single copy was delivered. If stockholders receive multiple copies of the proxy voting materials and would like to receive combined mailings in the future, they should write or call the Company at the address listed below. Stockholders who hold their shares in street name should contact their brokers regarding combined mailings.

Corporate Secretary
Quest Resource Corporation
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(405) 600-7704

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election

Our nominees for Class II Directors are listed below. On May 7, 2008, Class II Director N. Malone Mitchell, 3rd resigned from the Board of Directors. Upon the recommendation of the Nominating Committee, the Board of Directors appointed Bob G. Alexander to replace Mr. Mitchell. In recommending Mr. Alexander, the Board of Directors, based upon the recommendation of the Nominating Committee, believed it was appropriate to nominate Mr. Alexander, although he is more than 74 years of age, because of his years of experience in the industry and the benefits he could bring to us and our stockholders. In accordance with our Corporate Governance Guidelines, the Board of Directors believes that 75 is an appropriate retirement age for outside directors, although the full Board may nominate candidates over 72 years old for special circumstances, as is the case with Mr. Alexander.

Name	Age	Director Class	Term of Office Since

Bob G. Alexander	74	Class II	May 2008
William H. Damon III	55	Class II	2007

Our Directors who will continue in office are as follows:

Name	Age	Director Class	Term of Office Since

Jerry D. Cash	46	Class III	2002
James B. Kite, Jr.	56	Class III	2002
John C. Garrison	56	Class I	1998
Jon. H. Rateau	52	Class I	2005

Classified Board

We currently have six Directors divided among three classes as follows:

Class I — John C. Garrison and Jon H. Rateau;

Class II — Bob G. Alexander and William H. Damon III; and

Class III — Jerry D. Cash and James B. Kite, Jr.

Mr. Cash is a management Director. The Board has determined that the five remaining Directors are independent Directors as defined in the applicable rules and regulations of The NASDAQ Global Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC. The term of each class of directors expires at each Annual Meeting of Stockholders, with the terms of Messrs. Alexander and Damon expiring in 2008, the terms of Messrs. Cash and Kite expiring in 2009 and the terms of Messrs. Garrison and Rateau expiring in 2010.

Two Class II Directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2011.

Unless otherwise instructed, each signed and returned proxy will be voted for Bob G. Alexander and William H. Damon III. Messrs. Alexander and Damon have consented to serve as Directors of the Company. If either Messrs. Alexander or Damon is unable or subsequently declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any alternative nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Messrs. Alexander or Damon will be unable or will decline to serve as a Director.

Executive Officers

Our Executive Officers are as follows:

			Term of
Name	Age	Positions Held	Office Since

Jerry D. Cash	46	Chairman, Chief Executive Officer and President	2002
David E. Grose	55	Chief Financial Officer	2004
David C. Lawler	40	Chief Operating Officer	2007
Richard E. Muncrief	49	President and Chief Operating Officer of Quest Midstream GP, LLC	2007
Richard Marlin	55	Executive Vice President, Engineering	2004
David W. Bolton	39	Executive Vice President, Land	2006
Steven L. Hochstein	50	Executive Vice President, Exploration and Resource Development	2007
Bryan Simmons	51	Executive Vice President, Acquisitions and Divestures	2007
Jack Collins	32	Executive Vice President, Investor Relations	2007

Business Experience of Directors and Executive Officers

Mr. Cash has been active in the oil and gas exploration and development business for over 25 years. Mr. Cash has been the Chairman of the Board since November 2002, when Quest acquired STP Cherokee, Inc. Mr. Cash has been Chief Executive Officer since September 2004. From November 2002 until September 2004, he was Co-Chief Executive Officer and from November 2002 until June 2004, he was Chief Financial Officer. In 1987, Mr. Cash formed STP, Inc. and as President directed that company in the identification and realization of numerous oil, gas and CBM exploration projects. In November 2002, Mr. Cash transferred substantially all of the assets of STP, Inc. to STP Cherokee and sold STP Cherokee to Quest. From 1980 to 1986, Mr. Cash worked for Bodard & Hale Drilling Company while pursuing a petroleum engineering degree at Oklahoma State University and the University of Oklahoma. During this period, Mr. Cash drilled several hundred wells throughout Oklahoma. A long-time resident of Oklahoma, Mr. Cash maintains an active role in several charitable organizations.

Mr. Kite is the Chief Executive Officer of Boothbay Royalty Company, an independent investment company with its primary concentration in the field of oil and gas exploration and production based in Oklahoma City, Oklahoma, which he founded in 1977. He has served as its Chief Executive Officer, President and Treasurer since its inception. Mr. Kite spent several years in the commercial banking industry with an emphasis in credit and loan review prior to his involvement in the oil and gas industry. Mr. Kite presently is a director of The All Souls’ Anglican Foundation and the St. Anthony Hospital Foundation. Mr. Kite earned a bachelor’s of business administration in finance from the University of Oklahoma.

Mr. Damon has over 30 years of professional experience specializing in engineering design and development of power generation and projects. Since January 2008, he has served as Senior Vice President and National Director of Power Consulting for HDR, Inc., which recently purchased the engineering-consulting firm, Cummins & Barnard, Inc., which was focused on power generation development and engineering projects for electric utilities, independent power producers, large industrial and institutional clients throughout the United States. Mr. Damon served as the Chief Executive Officer of Cummins & Barnard and had been its principal and co-owner from 1990 to January 2008. He currently leads HDR’s project development and strategic consulting business for coal, natural gas and renewable fired power projects. He previously worked for Consumers Power Company, Gilbert-Commonwealth, Inc. and Alternative Energy Ventures. He also held board seats on a minerals and wind turbine company, MKBY, and a start-up construction company that was sold to Aker Kvaerner Songer in which he was also a founding member. Mr. Damon graduated from Michigan State University with a B.S. in Mechanical Engineering and continued graduate studies at both Michigan State University and the University of Michigan.

Mr. Garrison brings expertise in public company activities and issues. Mr. Garrison served as our Treasurer from 1998 to September 2001. Mr. Garrison has been a self-employed Certified Public Accountant in public practice providing financial management and accounting services to a variety of businesses for over thirty years. From August 2007 to March 2008, he served as the Chief Financial Officer of Empire Energy Corporation International. He is presently a director of Empire Energy and has been since 1999. From July 2004 to June 2007, Mr. Garrison was the Chief Financial Officer of ICOP Digital, Inc. Mr. Garrison holds a bachelor’s degree in Accounting from Kansas State University.

Mr. Rateau is currently the Vice President of New Energy, Global Primary Products Growth, Alcoa, Inc., where he is responsible for developing and acquiring energy positions/assets worldwide in support of Alcoa’s smelting and refining activities, and has been at Alcoa, Inc. since 1996. Mr. Rateau has served in his present capacity at Alcoa since September 2007. Prior to that, he was Vice President of Business Development, Primary Metals from March 2001 to September 2007 and Vice President of Energy Management & Services, Primary Metals from November 1997 to March 2001. Before joining Alcoa, Mr. Rateau held a number of managerial positions with National Steel Corporation from 1981 to 1996. He brings expertise in business acquisitions and divestitures, capital budgets and project management, energy contracting, and applied research of complex technology and processes. Mr. Rateau holds an M.B.A. from Michigan State University and received a B.S. in Industrial Engineering from West Virginia University.

Mr. Alexander has been the President and Chief Executive Officer of National Energy Group, Inc. since 1998, and he has been a director of National Energy Group since 1996 when Alexander Energy Corporation merged with National Energy Group. Mr. Alexander was a founder of Alexander Energy Corporation and from 1980 until 1996, he served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy Corporation. From

1976 to 1980, he served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corp., subsidiaries of Reserve Oil and Gas Company. Mr. Alexander attended the University of Oklahoma and graduated with a Bachelor of Science degree in Geological Engineering.

Mr. Grose has been Chief Financial Officer since June 2004. Mr. Grose has 25 years of financial experience, primarily in the exploration, production, and drilling sectors of the oil and gas industry. Mr. Grose also has significant knowledge and expertise in capital development and in the acquisition of oil and gas companies. From January 2004 to June 2004, Mr. Grose was Chief Financial Officer for Avalon Corrections, Inc., a corrections company. From June 2002 until December 2003, he was Chief Financial Officer for Oxley Petroleum Company. From April 1999 to December 2001, he was Chief Financial Officer for a telecommunications company. From July 1997 to April 1999, Mr. Grose was Chief Financial Officer for Bayard Drilling Technologies, Inc. Prior to that, from March 1980 to February 1997, Mr. Grose was employed by Alexander Energy Corporation in various positions, including as Chief Financial Officer. Mr. Grose earned a B.A. in Political Science from Oklahoma State University in 1974 and an MBA from the University of Central Oklahoma in 1977.

Mr. Lawler has served as Chief Operating Officer since May 2007. He has worked in the oil and gas industry for more than 16 years in various management and engineering positions including production, drilling, project management and facilities. Prior to joining us, Mr. Lawler was employed by Shell Exploration & Production Company from May 1997 to May 2007 and in his most recent assignment, served as Engineering and Operations Manager for multiple assets along the U.S. Gulf Coast from January 2005 to May 2007. These assets included Shell’s prolific gas producing assets located in South Texas as well as offshore sour gas production facilities near Mobile Bay, Alabama and the Yellowhammer Sulfur Recovery Plan located in Coden, Alabama. Prior to his role as Operations Manager, Mr. Lawler progressed through technical and leadership assignments at Shell, including Executive Support/Staff Business Analyst (March 2003 to December 2004) and drilling engineering team leader (May 1997 to February 2003). Prior to joining Shell, Mr. Lawler was employed by Conoco, Inc. and Burlington Resources in various domestic engineering and operations positions. Mr. Lawler graduated from the Colorado School of Mines in 1990 with a bachelor’s of science degree in petroleum engineering and earned his Masters in Business Administration from Tulane University in 2003.

Mr. Muncrief serves as the President and Chief Operating Officer of Quest Midstream GP, LLC. He has served in this role since September 2007 and has over 27 years of oil and gas experience. Prior to joining us, he held numerous technical, operational and leadership positions with Burlington Resources, recently acquired by Conoco Phillips. Most recently, from March 2006 to May 2007, he served as the Operations Manager for Conoco Phillips, San Juan Basin, including upstream and mid-stream operations which represented 10% of Conoco Phillips worldwide production, and from April 2000 to March 2006, Mr. Muncrief served as the General Manager of Operations — San Juan for Burlington Resources. Mr. Muncrief earned his Bachelor of Science degree from Oklahoma State University in 1980 and is a member of the American Petroleum Institute and the Society of Petroleum Engineers.

Mr. Marlin has served as Executive Vice President — Engineering since September 2004. He also was our Chief Operations Officer from February 2005 through July 2006. He was our engineering manager from November 2002 to September 2004. Prior to that, he was the engineering manager for STP from 1999 until STP’s acquisition by Quest in November 2002. Prior to that, he was employed by Parker and Parsley Petroleum as the Mid-Continent Operations Manager for 12 years. Mr. Marlin has more than 32 years industry experience involving all phases of drilling and production in more than 14 states. His experience also involved primary and secondary operations along with the design and oversight of gathering systems that move as much as 175 MMcf/d. He is a registered Professional Engineer holding licenses in Oklahoma and Colorado. Mr. Marlin earned a B.S. in Industrial Engineering and Management from Oklahoma State University in 1974. Mr. Marlin was a Director of the Mid-Continent Coal Bed Methane Forum.

Mr. Bolton has served as Executive Vice President — Land since May 2006. Prior to that, he was a Land Manager for Continental Land Resources, LLC, an Oklahoma based oil and gas lease broker from May 2004 to May 2006. Prior to that, Mr. Bolton was a landman for Continental Land Resources from April 2001 to May 2004. He was an independent landman from 1995 to April 2001. Mr. Bolton is a Certified Professional Landman with over 17 years of experience in various aspects of the oil and gas industry, and has worked extensively throughout

Oklahoma, Texas, and Kansas. Mr. Bolton holds a Bachelor of Liberal Studies degree from the University of Oklahoma, attended the Oklahoma City University School of Law, and is a member of American Association of Petroleum Landmen, Oklahoma City Association of Petroleum Landmen, the American Bar Association, and the Energy Bar Association.

Mr. Hochstein joined us in January of 2006 as Manager of New Ventures. He then served as Executive Vice President — Exploration/A&D from March 2007 to December 2007 and has served as Executive Vice President — Exploration and Resource Development since December 2007. While serving as Manager of New Ventures, Mr. Hochstein led resource assessment efforts for several acquisition projects and was responsible for generating two new resource plays for us. In his new role, Mr. Hochstein will continue to develop new opportunities for us and oversee all geologic and reservoir engineering functions. Before joining us, Mr. Hochstein served for two years as a partner in Rockport Energy, a small E&P company. Prior to that he worked for El Paso Corporation in its coalbed methane division, serving as technical manager (January 2001 to August 2001), Director of Coalbed Methane (August 2001 to February 2003) and Vice President of CBM/Mid Continent and Rockies (February 2003 to April 2004). Prior to that, Mr. Hochstein worked for Sonat Exploration Co. from August 1981 to January 2001 in various positions, most recently as Manager of Geoscience. Mr. Hochstein has more than 25 years of industry experience and more than 10 years of unconventional resource experience. Mr. Hochstein holds a Bachelor of Science in Geologic Sciences from the University of Texas, Austin, and is a member of the American Association of Petroleum Geologists.

Mr. Simmons joined us in January 2006 as New Ventures Manager and assumed his new position as Executive Vice President — Acquisitions & Divestitures (A&D) in December 2007. In this role, Mr. Simmons leads our A&D efforts. Prior to joining us, Mr. Simmons was a partner in a private E&P company developing properties in south Texas and south Louisiana from January 2003 to December 2005. Prior to that, Mr. Simmons spent 22 years with Sonat Exploration and El Paso Corporation in various and executive positions, most recently as Vice President of the Rocky Mountain Division and Vice President and Chief Engineer. Mr. Simmons holds a Bachelor of Science Degree in Structural Engineering from Texas A&M University and is a member of the Society of Petroleum Engineers.

Mr. Collins has served as Executive Vice President — Investor Relations since December 2007. Mr. Collins has more than 11 years of experience providing analysis and advice to oil and gas industry investors. Prior to joining us, he worked for A.G. Edwards & Sons, Inc., a national, full-service brokerage firm, from 1999 to 2007 in various positions, most recently as a Securities Analyst, where he was responsible for initiating the firm’s coverage of the high yield U.S. energy stock sector (E&P partnerships and U.S. royalty trusts). As an Associate Analyst (2001 to 2005) and Research Associate (1999 to 2001) at A.G. Edwards, he assisted senior analysts in coverage of the independent E&P and oilfield service sectors of the energy industry. Mr. Collins holds a Bachelors degree in Economics with a Business Emphasis from the University of Colorado at Boulder.

Required Votes and Recommendation

The Directors are elected by a plurality of the shares voted by the Stockholders. The two candidates for election as Directors who receive the highest number of affirmative votes by the holders of shares present and entitled to be voted at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. ALEXANDER AND DAMON AS CLASS II DIRECTORS. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES AS CLASS II DIRECTORS.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENTS TO THE
COMPANY’S 2005 OMNIBUS STOCK AWARD PLAN

Proposal

Our stockholders will be asked at the Annual Meeting to approve amendments to our 2005 Omnibus Stock Award Plan (the “Omnibus Plan”). The Omnibus Plan, as amended and restated by our Board of Directors in February 2008, authorizes 2,200,000 shares of our Common Stock issuable under the Omnibus Plan and limits the number of share awards to any individual to 500,000 shares in any five-year period. On May 19, 2008, our Board of Directors approved amendments to the Omnibus Plan increasing the number of shares of Common Stock that may be issued under the Omnibus Plan from 2,200,000 to 2,700,000 shares and increasing the maximum number of share awards that may be granted to our Chief Executive Officer from 500,000 to 1,500,000 in any five-year period (the 500,000 limitation within any five-year period remains the same for all other individuals). The proposed amendments also would generally prohibit the Compensation Committee of our Board of Directors (the “Committee”) from repricing outstanding stock appreciation rights unless such repricing is approved by our stockholders. The proposed amendments to the Omnibus Plan are attached to this Proxy Statement as Appendix A.

As of May 14, 2008, we had available 687,108 shares of our Common Stock remaining for award under the Omnibus Plan. As of that date, we had 110,000 stock options outstanding, with a weighted average exercise price of $10.01 per share and a weighted average remaining term of 6.9 years, and 924,361 shares of restricted stock and bonus shares that were unvested. The increase in the number of shares of Common Stock authorized for issuance under the Omnibus Plan would enable us, without further stockholder approval, to make additional equity-based grants from time to time as may be required for proper business purposes. The increase in shares available for issuance under the Omnibus Plan will assist us to continue to attract and retain key personnel and to strengthen the identity of such personnel’s interest with those of our stockholders. The increase in the five-year limit for our Chief Executive Officer is to accommodate potential grants that our Chief Executive Officer may become entitled to receive under a new performance compensation program our Board of Directors has adopted as part of our Management Annual Incentive Plan (see “Proposal No. 3 — Approval of an Amendment and Restatement of the Company’s Management Annual Incentive Plan” below). Our Board of Directors believes it is in the best interests of us and our stockholders to adopt the proposed amendments to the Omnibus Plan.

The complete text of the Omnibus Plan is attached to this Proxy Statement as Appendix B. The following description of the material features of the Omnibus Plan is qualified in its entirety by reference to the provisions of the Omnibus Plan set forth in Appendix B.

Eligibility and Limits on Awards

Any of our employees or any employee of our majority owned subsidiaries and our non-employee directors are eligible to receive awards under the Omnibus Plan. Such eligible employees include our officers or officers of any majority owned subsidiary. As of May 14, 2008, there were nine executive officers, approximately 300 employees other than executive officers and five non-employee directors who are eligible to receive awards.

The Omnibus Plan places limits on the maximum amount of awards that may be granted to any employee in any five-year period. Under the current Omnibus Plan, no employee may receive awards of stock options, stock appreciation rights, restricted stock, bonus shares, performance units, performance shares or deferred shares that cover in the aggregate more than 500,000 shares in any five-year period. If approved by our stockholders, this limit will be increased to 1,500,000 during any five-year period for only our Chief Executive Officer.

Non-employee directors may not be granted awards that are incentive stock options (“ISOs”).

Administration

The Omnibus Plan is administered by the Board of Directors or the Committee. The Board of Directors or the Committee selects the eligible employees and non-employee directors to whom awards will be granted and sets the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Board of Directors or the Committee has the authority to permit or require the deferral of payment of awards.

The Board of Directors or the Committee may delegate some of its authority under the Omnibus Plan to our officers, subject to applicable state law and guidelines prescribed by the Board of Directors or the Committee. However, the Board of Directors may not delegate its authority with respect to the grant of awards to our officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Shares Reserved for Awards

The Omnibus Plan currently provides for up to 2,200,000 shares of Common Stock to be used for awards. If approved by our stockholders, this limit will be increased to 2,700,000. The shares may be newly issued shares and to the extent that any award under the Omnibus Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of Common Stock, the shares subject to such award that were not so paid will again be available for distribution under the Omnibus Plan. However, any shares withheld for the purpose of satisfying any tax withholding obligation will be counted against the authorized limit and not be available for distributions. If a stock appreciation right award or a similar award based on the spread value of common stock is exercised, only the number of shares of Common Stock issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the Omnibus Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash or tendering shares of Common Stock to us in full or partial payment of the exercise price.

The number of shares of Common Stock authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions necessary to require an equitable adjustment. The Omnibus Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of the Board of Directors to amend or terminate the Omnibus Plan at any time.

General Terms of Awards

The Board of Directors or the Committee selects the grantees and sets the term of each award, which may not be more than ten years. The Board of Directors or the Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters. The exercise price of an option and the strike price of a stock appreciation right must be at least the fair market value of a share of Common Stock as of the grant date, unless the award is replacing an award granted by an entity that is acquired by us or one of our subsidiaries.

The Board of Directors or the Committee also sets the vesting conditions of the award, except that vesting will be accelerated if, within one year after we undergo a “change of control,” a grantee’s employment or services is terminated by us or one of our majority owned subsidiaries other than for “cause” or the grantee terminates employment for a “good reason” (e.g., a material diminution in compensation or status or a required move of over 50 miles).

Awards granted under the Omnibus Plan are not generally transferable by the grantee except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Board of Directors or the Committee.

Performance Awards

Performance unit and performance share awards may be granted under the Omnibus Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Board of Directors or the Committee, are met. The performance objectives may vary from participant to participant, group to group and period to period, and may be based on internal or external requirements, and will be based on satisfaction of performance objectives for one or more of the following: earnings per share, net income, return on equity, pro forma net income, return on designated assets, return on revenues, fair market value (i.e., market price) per share, book value per share, debt reduction or such other criteria approved by the Board of Directors or the Committee and the stockholders. Awards may be paid in the form of cash, Common Stock or any combination thereof, as determined by the Board of Directors or the Committee.

Restricted Stock

Restricted shares of Common Stock may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s employment terminates before the award vests.

Bonus Shares and Deferred Shares

The Board of Directors or the Committee may grant shares of Common Stock to participants from time-to-time as a bonus. Such shares may be paid on a current basis or may be deferred and paid in the future. The Board of Directors or the Committee may impose such conditions or restrictions on any such deferred shares as it may deem advisable including time-vesting restrictions and deferred payment features.

Stock Options

The Omnibus Plan permits the grant of ISOs, which qualify for special tax treatment, to eligible employees, and nonqualified stock options to eligible employees and non-employee directors. The exercise price for any stock option will not be less than the fair market value of a share of Common Stock on the date of grant. No stock option may be exercised more than ten years after the date of grant. Generally, the Omnibus Plan prohibits the Committee from repricing outstanding options unless such repricing is approved by our stockholders.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted either singly (freestanding SARs) or in combination with underlying stock options (tandem SARs). SARs entitle the holder upon exercise to receive an amount in common stock equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Common Stock on the SARs’ date of grant. The payment upon a SAR exercise may be settled in whole shares of equivalent value, cash or a combination thereof. Fractional shares will be paid in cash. As amended, the Omnibus Plan will generally prohibit the Committee from repricing outstanding SARs unless such repricing is approved by our stockholders.

Change of Control Provisions

The Omnibus Plan provides that, if, within the one-year period beginning on the date of a Change of Control (as defined in the Omnibus Plan) an employee separates from service with us or a majority owned subsidiary other than due to us terminating the employee’s employment for cause or the employee resigning for good reason (e.g., a material diminution in compensation or status or a required move of over 50 miles), then, all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, deferred shares, and other stock-based awards will lapse, and, unless otherwise determined by the Board of Directors or the Committee, all deferred shares will be settled, and outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Board of Directors or the Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under “— Shares Reserved for Awards.”

Federal Income Tax Consequences

Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards eligible to be granted under the Omnibus Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof:

Non-Qualified Stock Options.  An employee receiving a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option, provided that the non-qualified option does not have a readily ascertainable fair market value at the time it is granted. In general, the employee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares of Common Stock on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an employee will be deductible by us in the year that the employee recognizes the income if we comply with the applicable withholding requirement.

Shares of Common Stock acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the Common Stock generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Common Stock, the employee will recognize long-term capital gain or loss if the employee has held the Common Stock for the applicable long-term capital gain holding period, or short-term capital gain or loss if the employee has held the Common Stock for less than the applicable long-term capital gain holding period.

If an employee pays the exercise price, in whole or in part, with previously acquired Common Stock, the employee will recognize ordinary income in the amount by which the fair market value of the shares of Common Stock received exceeds the exercise price. The employee will not recognize gain or loss upon delivering the previously acquired Common Stock to us. Common Stock received by an employee, equal in number to the previously acquired shares of Common Stock exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired Common Stock. Common Stock received by an employee in excess of the number of such previously acquired shares of Common Stock will have a basis equal to the fair market value of the additional shares of Common Stock as of the date ordinary income is recognized. The holding period for the additional Common Stock will commence as of the date of exercise or such other relevant date.

Incentive Stock Options.  ISOs are defined by Section 422 of the Code. An employee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the Common Stock received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.

Upon disposition of shares of Common Stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the employee disposes of the Common Stock within two years of the date of grant or within one year of the date of the transfer of the shares of Common Stock to the employee (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the Common Stock received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the Common Stock has been held. We are not entitled to a tax deduction upon either the exercise of an ISO or the disposition of Common Stock acquired pursuant to the exercise of an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the Common Stock, generally only the difference between the fair market value of the Common Stock on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

If an employee pays the exercise price, in whole or in part, with previously acquired Common Stock, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the employee upon delivering previously acquired shares of Common Stock to us as payment of the exercise price. The shares of Common Stock received by the employee, equal in number to the previously acquired Common Stock exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired Common Stock. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common Stock received by the employee in excess of the number of previously acquired Common Stock will have a basis of zero and a holding period which commences as of the date the Common Stock are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using Common Stock previously acquired through the exercise of an ISO, the exchange of the previously acquired Common Stock will be considered a disposition of the Common Stock for the purpose of determining whether a Disqualifying Disposition has occurred.

Stock Appreciation Rights.  To the extent that the requirements of the Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares of Common Stock are normally includable in the employee’s gross income for regular income tax purposes. We will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the Common Stock payable on the date of exercise.

Restricted Stock.  The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the common shares are no longer subject to substantial risk of forfeiture or the common shares are freely transferable. At the time the restrictions lapse, the grantee will recognize ordinary income equal to the then fair market value of the shares. The grantee may, however, make an election to include the value of the shares in gross income in the year such restricted shares are granted despite such restrictions. Generally, we will be entitled to deduct the fair market value of the shares transferred to the grantee as a business expense in the year the grantee includes the compensation in income.

Deferred Shares.  Generally, the grantee will not recognize ordinary income until common shares become payable under the deferred share award, even if the award vests in an earlier year. We will generally be entitled to deduct the amount the grantee includes in income as a business expense in the year of payment.

Other Stock-Based Performance Awards.  Any cash payments or the fair market value of any common shares or other property the grantee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the grantee without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount the grantee includes in income as a business expense in the year of payment.

Deferred Compensation.  Any deferrals made under the Omnibus Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the Omnibus Plan to meet the applicable tax law requirements.

Other Tax Consequences.  State tax consequences may in some cases differ from those described above. Awards under the Omnibus Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

The Omnibus Plan was initially effective October 14, 2005, and will remain in effect, subject to the right of the Board of Directors to amend or terminate the Omnibus Plan (subject to certain limitations set forth in the Omnibus Plan), at any time until all shares subject to it shall have been purchased or acquired according to the Omnibus Plan’s provisions. Any awards granted before the Omnibus Plan is terminated may extend beyond the expiration date.

The Board of Directors may at any time alter, amend, suspend or terminate the Omnibus Plan in whole or in part without the approval of the stockholders, except to the extent the Board of Directors determines it is desirable (i) to obtain approval of the stockholders, (ii) to retain eligibility for exemption from the limitations of Section 162(m) of the Code, (iii) to have the available the ability for stock options to qualify as ISOs, (iv) to comply with the requirements for listing on any exchange where our shares are listed, or (v) for any other purpose the Board of Directors deems appropriate. No termination, amendment or modification of the Omnibus Plan may adversely affect in any material way any award previously granted under the Omnibus Plan, without the written consent of the grantee of such award.

In May 2008, the Committee adopted a burn-rate policy, which provides that for the years ended December 31, 2008, 2009 and 2010, our prospective three-year average burn rate with respect to our equity awards will not exceed the mean and one standard deviation of our Global Industry Classification Standards Peer Group (1010 — Energy) of 4.43%. For purposes of calculating the three-year average burn rate under this burn-rate policy, each restricted stock (unit), bonus share or stock award or any forms of full-value awards granted under our equity plans will be counted as 1.5 award shares and will be calculated as (i) the number of equity awards granted in each fiscal year by the Committee to employees and directors, excluding awards granted to replace securities assumed in connection with a business combination transaction, divided by (ii) the weighted average basic shares outstanding.

New Plan Benefits

Awards to be received by individual participants are not determinable because the Committee determines the amount and nature of any award under the Omnibus Plan in its sole discretion at the time of grant. As a result, the benefits that might be received by participants awarded discretionary grants under the Omnibus Plan are not determinable.

Required Votes and Recommendation

In order to approve this proposal, a majority of affirmative votes by the holders of shares present, in person or by proxy, and entitled to be voted at the Annual Meeting must be received in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENTS TO THE COMPANY’S 2005 OMNIBUS STOCK AWARD PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THE AMENDMENTS TO THE PLAN.

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
COMPANY’S MANAGEMENT ANNUAL INCENTIVE PLAN

Proposal

Our stockholders will be asked at the Annual Meeting to approve an amendment and restatement of our Management Annual Incentive Plan (the “Incentive Plan”), which was initially adopted by our Board of Directors on March 21, 2006 and approved by our stockholders at the 2006 Annual Meeting on May 31, 2006. The Incentive Plan is designed to qualify bonuses paid under the Incentive Plan as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. This enables us to exclude compensation payable under the Incentive Plan from the deduction limitations of Section 162(m), which generally precludes a deduction for compensation paid to a public company’s chief executive officer and certain other executive officers employed with the public company to the extent compensation for a taxable year to any such individual exceeds $1 million. The purposes of the Incentive Plan are to promote our success; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based” compensation under Section 162(m).

The Incentive Plan currently limits the bonus award payable to any eligible participant for any plan year to the lesser of 200% of the participant’s base annual salary or $1 million. On May 19, 2008, our Board of Directors approved an amendment of the Incentive Plan increasing the bonus award limitation with respect to awards payable to the Chief Executive Officer to $3 million, and modifying the bonus award payable to any other eligible participant to the lesser of three times the participant’s annual base salary or $1 million. The increase and modifications in the limitation of an individual’s bonus award for any year will allow the Directors to tie more compensation to the achievement of performance goals while also continuing to attract and retain key personnel. Our Board of Directors also approved an amendment to the Incentive Plan to expand upon the business criteria upon which incentive goals are based in order to give the Directors additional flexibility (1) to focus performance targets with greater specificity and (2) to reward a broader range of performance goals, in line with business strategy and our overall compensation philosophy. Our Board of Directors believes it is in the best interests of us and our stockholders to adopt the proposed amendment and restatement of the Incentive Plan.

The following general description of material features of the Incentive Plan, as amended and restated, is qualified in its entirety by reference to the provisions of the Incentive Plan set forth in Appendix C.

Eligibility

Only our executive officers and key employees who are selected by the Compensation Committee (the “Committee”) of our Board of Directors are eligible to participate in the Incentive Plan. Prior to or at the time performance objectives are established for the performance period (the “Incentive Period”), which is generally a fiscal year, the Committee will designate in writing which executive officers and key employees will be eligible participants for each Incentive Period. For 2008, all of our executive officers and management-level employees (approximately 17 persons as of May 16, 2008) are eligible to participate.

Modifications

The Board of Directors reserves the right to amend or terminate the Incentive Plan in whole or in part at any time. However, unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Section 162(m) of the Code and the applicable Treasury regulations thereunder may be made by the Committee. No amendment may increase the maximum award payable under the Incentive Plan without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.

Administration

Awards granted under the Incentive Plan must be made by a committee or subcommittee of our Board of Directors designated by it that consists of not less than two directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code. The Committee has full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Incentive Plan. Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee can delegate to our officers and employees the authority to administer and interpret the procedural aspects of the Incentive Plan. The Committee may also rely on opinions, reports or statements of our officers or employees and of our counsel, public accountants and other professional or expert persons. The Incentive Plan is administered by our Chief Financial Officer and Human Resource Manager, subject to the control and supervision of the Chief Executive Officer and the Board of Directors.

Tax Law Requiring Stockholder Approval

Section 162(m) of the Code provides that a publicly-traded company will not be able to deduct for federal income tax purposes any compensation in excess of $1 million paid by it in any one year to any “covered employee” of the company, subject to certain exemptions. At this time, “covered employees” are essentially the individuals who were, at the end of the fiscal year, our Chief Executive Officer and our three other most highly compensated executive officers (excluding our Chief Financial Officer). The annual compensation that is counted under Section 162(m) for purposes of the $1 million limit includes, among other things, base salary and cash bonuses. However, various forms of compensation are exempt from Section 162(m)’s general limitation on deductible compensation, including performance-based compensation paid under stockholder-approved plans that meet certain criteria. The Incentive Plan meets these criteria.

Incentive Objectives

Generally, within the first 90 days of each Incentive Period, the Committee will establish one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula, or method for computing the amount of bonus compensation payable to each participant under the Incentive Plan if the performance goals are attained. Such goals, objectives and compensation formulae or methods must be established such that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.

Under the current Incentive Plan, the incentive goals are based upon one or more of the following business criteria for us as a whole or any of our subsidiaries, operating divisions or other operating units: total stockholder return, earnings before interest, taxes, depreciation and amortization, pre-tax operating income, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on sales, lease operating expense, pipeline operating expense, production, reserve replacement, finding and development costs or productivity improvements. If approved by our stockholders, the incentive goals will be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for (1) our corporation as a whole, (2) on an individual or aggregate basis, any of our current subsidiaries (including Quest Midstream Partners, L.P. or Quest Energy Partners, L.P.), operating divisions or other operating units or (3) any future subsidiaries, operating divisions or operating units that may be acquired or formed by us in connection with a merger or acquisition:

•	Earnings (either in the aggregate or on a per-share basis);

•	Growth or rate of growth in earnings (either in the aggregate or on a per-share basis);

•	Earnings before interest, taxes, depreciation (including or excluding depletion) and amortization (“EBITDA”);

•	Earnings before taxes, depreciation (including or excluding depletion) and amortization (“EBTDA”);

•	Lease operating expense;

•	Pipeline operating expense;

•	Finding and development costs;

•	Production, reserve replacement and productivity improvement measures;

•	Cash flow provided by operations, either in the aggregate or on a per-share basis;

•	Growth or rate of growth in cash flow (either in the aggregate or on a per-share basis);

•	Reductions in expense levels and savings, determined either on a Company-wide basis or in respect of any one or more business units;

•	Operating and maintenance cost management and employee productivity;

•	Shareholder returns (including return on assets, investments, equity, gross sales or total shareholder return);

•	Return measures (including return on assets, equity, or sales);

•	Growth or rate of growth in return measures (including return on assets, equity, or sales);

•	Share price (including attainment of a specified per-share price during the Incentive Period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

•	Achievement of business or operational goals such as market share, business development and/or health and safety improvement measures;

To the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals (i) also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by our stockholders, which are incorporated herein by reference and (ii) may be based upon a participant’s attainment of personal objectives with respect to any of the foregoing performance goals: negotiating transactions and sales, business unit/department performance, profit margins, reduction of certain accounts receivable or achievement of subsidiary or departmental budgets or developing long-term business goals. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code.

Determination of Bonus Awards

As soon as practicable after the end of each Incentive Period, the Committee will calculate the amount of each participant’s bonus for such Incentive Period based upon the achievement of performance goals or specific target objectives. The Committee will have no discretion to increase the amount of any participant’s bonus as so determined, but may reduce the amount or totally eliminate such bonus if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors. Under the current Incentive Plan, no participant’s bonus will exceed the lesser of 200% of the participant’s base annual salary or $1,000,000. If approved by our stockholders, the bonus award payable to the Chief Executive Officer will be subject to a $3 million annual limit, while the bonus award payable to any other eligible participant will be limited to the lesser of three times the participant’s annual base salary or $1 million.

Payment of Awards

Approved bonus awards will be payable by us in cash or in shares of our Common Stock pursuant to the Omnibus Plan to each participant, or to his estate in the event of his death, as soon as practicable after the end of each Incentive Period. To the extent shares of Common Stock are issued under the Omnibus Plan, such issued shares will be subject to both the annual award limitation set forth in “— Determination of Bonus Awards” above and any share limitation(s) in the Omnibus Plan.

A bonus award that would otherwise be payable to a participant who is not employed by us or one of our subsidiaries on the last day of an Incentive Period will be prorated, or not paid, in accordance with rules and regulations adopted by the Committee for the administration of the Incentive Plan.

Other Terms and Conditions

The Incentive Plan will be submitted to the stockholders for reapproval if the business criteria stated above in “— Incentive Objectives” are materially changed (as evidenced by this Proposal No. 3) and, in any event, will be submitted to be reapproved by stockholders after five years since the last time stockholder approval was received.

No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Bonuses awarded under the Incentive Plan shall be payable from our general assets and no participant shall have any claim with respect to any of our specific assets.

Neither the Incentive Plan nor any action taken under the Incentive Plan will be construed as giving any employee the right to be retained in our employ or any subsidiary or to maintain any participant’s compensation at any level.

Current Programs Under the Incentive Plan

Our Board of Directors currently has two separate compensation arrangements or programs under the Incentive Plan: the productivity gain sharing program and the annual performance goal bonus program, both of which are described below under “Compensation Discussion and Analysis — Elements of Executive Compensation Program”

Our Board of Directors has also approved a third long-term management compensation program under the Incentive Plan that began in May 2008. Under this new long-term management compensation program, the Chief Executive Officer will receive awards of restricted stock under the Omnibus Plan if the adjusted average share price for a calendar year exceeds both the initial and adjusted average share price for each prior year the long-term compensation program is effective. Adjusted average share price means the adjusted average of the fair market values for each trading day during a calendar year, taking into account the trading volume of our shares on each day. Restricted stock awards granted to our Chief Executive Officer under the long-term program will vest ratably over a three-year period and will be subject to other terms in the Omnibus Plan. The long-term compensation program also provides awards of restricted stock to other participants based upon (1) a pool of three percent of our consolidated income before depreciation, depletion, amortization and taxes and ignoring changes in income attributable to non-cash changes in derivative fair value and (2) the stock price as of the day awards are made in the Omnibus Plan. Any restricted stock awards that could be earned under the long-term program will vest over a two-year period and will be subject to other terms in the Omnibus Plan.

New Plan Benefits

The following table lists the estimated benefits and amounts that could be payable under the Incentive Plan in 2008.

	Estimated Award Amounts
		Estimated Dollar
	Estimated # of	Value ($) under		Estimated Cash
	Units under Long-	Long-Term	Estimated Cash	Award under
	Term Management	Management	Award under	Performance
	Compensation	Compensation	Productivity Gain	Annual Goal
Name and Position	Program(1)	Program(1)	Sharing Program(2)	Program(3)

Jerry Cash	(4)	(4)	$69,167	$229,320
President and Chief Executive Officer
David Grose	2,878	$25,133	$46,458	$152,880
Chief Financial Officer
David Lawler	2,768	$24,166	$26,583	$147,000
Chief Operating Officer
Richard Marlin	2,039	$17,808	$35,113	$69,638
Executive VP Engineering
David Bolton	1,850	$16,157	$31,875	$63,180
Executive VP Land
Executive Group	17,080 (5)	$149,147 (5)	$277,029	$662,018
Non-Executive Director Group	N/A	N/A	N/A	N/A
Non-Executive Officer Employee Group	23,293	$203,428	$1,824,340	$692,057

(1)	Estimated based on applying the 2008 annual base salaries and our consolidated income before income taxes, adjusted to (i) add back depreciation, depletion and amortization expenses and (ii) exclude the effect of non-cash derivative fair value gains or losses. An estimated share price of $8.73 per share was used to calculate the number of units, such share price being the closing price on May 14, 2008.

(2)	As the 2008 production gain sharing bonus amounts are not currently determinable, the actual 2007 production gain sharing bonus amounts are reflected.

(3)	As the 2008 performance bonus amounts are not currently determinable, the reflected bonus amounts were determined using 2008 annual base salaries and assuming all performance targets are achieved at target.

(4)	Mr. Cash’s bonus opportunity under the long-term management compensation program is dependent on our adjusted average share price for 2008 exceeding $9.74 per share. Accordingly, Mr. Cash’s bonus opportunity under this program is not currently determinable.

(5)	These amounts exclude Mr. Cash’s bonus opportunity under the long-term management compensation program.

Required Votes and Recommendation

In order to approve this proposal, a majority of affirmative votes by the holders of shares present, in person or by proxy, and entitled to be voted at the Annual Meeting must be received in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S MANAGEMENT ANNUAL INCENTIVE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THE AMENDMENT AND RESTATEMENT OF THE PLAN.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 15 meetings during 2007 and acted by unanimous consent 10 times. Our policy for director attendance at Board of Directors meetings is that directors are expected to regularly attend meetings of the Board of Directors and of those committees on which a director may sit, with the understanding that on occasion a director may be unable to attend a meeting. Each director is required to attend the annual meeting of the Board of Directors and is encouraged to attend the Annual Meeting of the stockholders. Three directors attended the 2007 Annual Meeting of the stockholders. Each director attended at least 75% of the total number of meetings held by the Board of Directors (during the period for which he was a director) and all of the total number of meetings held by all board committees on which he served (during the periods for which he was a member). The Board of Directors has established an Audit Committee, Nominating Committee and Compensation Committee.

Audit Committee

The Board of Directors has established a separately designated standing Audit Committee. The Audit Committee met six times in 2007. The purposes of the Audit Committee are to oversee and review (i) the integrity of all financial information provided to any governmental body or the public and (ii) the integrity and adequacy of our auditing, accounting and financial reporting processes and systems of internal controls for financial reporting and disclosure controls and procedures.

The following three directors are members of the Audit Committee: John Garrison, Chair, Bob Alexander and Jon Rateau. Mr. Alexander joined the Audit Committee on May 12, 2008 and did not participate in the review and approval of the 2007 financial statements. Malone Mitchell resigned from the Audit Committee on May 7, 2008. The Board of Directors has determined that each of the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules thereunder, as amended, as incorporated into the listing standards of The Nasdaq Global Market. The Board of Directors has determined that Mr. Garrison is an “audit committee financial expert”, as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board of Directors, which is published on our Internet website at www.qrcp.net under the heading Corporate Governance.

Compensation Committee

The Compensation Committee held four meetings in 2007. In addition, the members of the Compensation Committee informally conferred with each other throughout the year. The purpose of the Compensation Committee is to make determinations and recommendations to the Board of Directors with respect to salaries, bonuses, stock options and other benefits payable to our Chief Executive Officer and other executive officers. Messrs. Rateau, Chair, Kite and Damon are the current members of the Compensation Committee, each of whom meets: (i) the independence requirements of the listing standards of The Nasdaq Global Market, (ii) the definition of non-employee director under Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) the definition of outside director under the regulations promulgated under Section 162(m) of the Code.

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board of Directors, which is published on our Internet website at www.qrcp.net under the heading Corporate Governance. A discussion of the process and procedures for the consideration and determination of executive compensation, including the Compensation Committee’s authority and role in such process, its delegation of certain of such authority to others, and the roles of the Company’s executive officers and outside executive compensation consultants in making decisions or recommendations as to executive compensation, are contained in “Compensation Discussion and Analysis” below.

Nominating Committee

The Nominating Committee met two times in 2007. Messrs. Alexander, Kite and Garrison are the current members of the Nominating Committee. Mr. Alexander joined the Nominating Committee on May 12, 2008 and did not participate in the nominating process for this Annual Meeting. Malone Mitchell resigned from the Nominating Committee on May 7, 2008. Our Nominating Committee’s charter describes the Nominating Committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending director candidates for nomination by the Board of Directors. Our Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for director nominees and the composition of the Board. Both documents are published on our internet website at www.qrcp.net under the heading Corporate Governance. The Nominating Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines.

The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify our Secretary in writing with whatever supporting material the stockholder considers appropriate or that is required by our bylaws relating to stockholder nominations as described below. The notice should be sent to Quest Resource Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102, attention: Corporate Secretary. Our Secretary will forward the information to the members of the Nominating Committee, who will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the proxy rules, our bylaws, our Nominating Committee Charter, our Corporate Governance Guidelines and the director selection procedures established by the Nominating Committee. We recommend that any recommendations for nominees be submitted to the Corporate Secretary at least 90 days prior to the date on which last year’s annual meeting was held, in order to give the Nominating Committee sufficient time to evaluate the recommended nominee.

Once the Nominating Committee has identified a prospective nominee candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the candidate. This information may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the criteria and qualifications described below. If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, the Nominating Committee then evaluates the prospective nominees against the criteria and qualifications set out in the Nominating Committee’s Charter. Such criteria and qualifications include:

•	a general understanding of management, marketing, accounting, finance and other elements relevant to our success in today’s business environment;

•	an understanding of our principal operational, financial and other plans, strategies and objectives;

•	an understanding of our results of operations and financial condition and our significant business segments for recent periods;

•	an understanding of the relative standing of our significant business segments vis-a-vis competitors;

•	the educational and professional background of the prospective candidate;

•	the prospective nominee’s standards of personal and professional integrity;

•	the demonstrated ability and judgment necessary to work effectively with other members of the Board to serve the long-term interests of the stockholders;

•	the prospective nominee’s willingness and ability to make a sufficient time commitment to our affairs in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings;

•	the prospective nominee’s commitment to our long-term growth and profitability; and

•	the prospective nominee’s ability to qualify as an independent director as defined in the Nasdaq listing standards.

However, as determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily dynamic and an evolving process, the Board believes that it is not always in the best interests of us or our stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and the Company at a particular point in time.

The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

In addition, nominees and new directors who serve as a member of our Audit Committee are not permitted to serve on the audit committee of more than two other boards of public companies.

The Board values the contributions of directors whose years of service have given them insight into us and our operations and believes term limits are not necessary. Directors shall not be nominated for election to the Board after their 72nd birthday, although the full Board may nominate candidates over the age of 72 for special circumstances.

In addition to the ability of stockholders to recommend nominees to the Board of Directors discussed above, in accordance with our Restated Articles of Incorporation and Bylaws, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may at such meeting nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in our Restated Articles of Incorporation and Bylaws and summarized below. In order for a stockholder to nominate a candidate for Director at an annual meeting, notice of the nomination must be received by our Secretary not less than 14 days nor more than 50 days prior to the meeting date; provided, however, that if less than 21 days prior notice or public disclosure of the date of the meeting is given or made to stockholders, the notice must be received no later than the close of business on the 7th day following the day on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. The stockholder’s notice must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a Director:

•	the name, age, business address and, if known, residence address of each nominee proposed in such notice,

•	the principal occupation or employment of such nominee,

•	the number of shares of our stock which are beneficially owned by each such nominee, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act.

The stockholder’s notice must also set forth the following information about the stockholder giving the notice:

•	the name and record address of the stockholder, and

•	the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

The stockholder’s notice must also include the consent of each nominee to serve as a Director. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as a Director.

Communications with the Board of Directors

Stockholders may contact an individual Director, including the Chairman of the Board of Directors and the chairman of any committee of the Board of Directors, the Board of Directors as a group or a specified committee or group, including the independent directors as a group, by sending a letter to the attention of the appropriate person, which may be marked as confidential, addressed to our Corporate Secretary at 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102. All communications received by the Corporate Secretary will be forwarded promptly to the appropriate person(s).

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our compensation philosophy is to manage Named Executive Officer (defined below) total compensation at the median level (50th percentile) relative to companies with which we compete for talent (which are primarily peer group companies). The Compensation Committee of our Board of Directors (the “Committee”) compares compensation levels with a selected cross-industry group of other natural gas and oil exploration and production companies of similar size to establish a competitive compensation package.

Role of the Compensation Committee

The Committee is responsible for reviewing and approving all aspects of compensation for the “Named Executive Officers” listed on page 28 (the “Named Executive Officers”). In meeting this responsibility, the Committee’s policy is to ensure that Named Executive Officer compensation complies with all applicable rules and regulations and is designed to achieve three primary objectives:

•	attract and retain well-qualified executives who will lead us and achieve superior performance;

•	tie annual incentives to achievement of specific, measurable short-term corporate goals; and

•	align the interests of management with those of the stockholders to encourage achievement of increases in stockholder value.

The Committee retained the independent compensation consulting firm of Towers Perrin (“T-P”) in February 2007 to: (i) assist the Committee in formulating our compensation policies for 2007 and future years; (ii) provide advice to the Committee concerning specific compensation packages and appropriate levels of Named Executive Officers’ and Board members’ compensation; (iii) provide advice about competitive levels of compensation and marketplace trends in the oil and gas industry; and (iv) review and recommend changes in our compensation system and programs. As described below, T-P compiled competitive salary data for thirteen peer group companies and assisted the Committee in its benchmarking efforts, among other things. T-P met with members of our management and had a conference call with the Committee in order to gather information about us and our business.

Role of Management in Compensation Process

Each year the Committee asks our Chief Executive Officer and Chief Financial Officer to present a proposed compensation plan for the fiscal year beginning January 1 and ending December 31 (each, a “Plan Year”), along with supporting and competitive market data. For 2007, T-P assisted our management in providing this competitive market data, primarily through published salary surveys. The compensation amounts presented to the Committee for the 2007 Plan Year were determined based upon the Chief Executive Officer’s negotiations with the Named Executive Officers (taking into account the T-P competitive data). The Committee then met with the Chief Executive Officer to review the proposal and establish the compensation plan, with members of T-P participating by telephone.

The Committee monitors the performance of our Named Executive Officers throughout the Plan Year against the targets set for each performance measure. At the end of the Plan Year, the Committee meets with the Chief Executive Officer and Chief Financial Officer to review the final results compared to the established performance goals before determining the Named Executive Officers’ compensation levels for the Plan Year. During this meeting, the Committee also establishes the Named Executive Officer compensation plan for the upcoming Plan Year, based on the Chief Executive Officer’s recommendations. In general, the plan must be established within the first 90 days of a Plan Year. However, during 2007, the Committee established a new management incentive plan for Quest Midstream GP, LLC employees, which was not finalized until the fourth quarter of 2007.

In addition, during 2007, we hired a number of new executive officers, including David Lawler who was one of the Named Executive Officers for 2007. The compensation packages for these new executive officers were negotiated between the Chief Executive Officer and the executive officers (taking into account the T-P competitive data). The Committee then met with the Chief Executive Officer to review and approve the proposed compensation packages.

Performance Peer Group

In 2007, the Committee retained T-P as its independent compensation consultant to advise the Committee on matters related to the Named Executive Officers’ compensation program. To assist the Committee in its benchmarking efforts, T-P provided a compensation analysis and survey data for a peer group of companies that are similar in scale and scope to us. With the assistance of T-P, the Committee selected a peer group consisting of the following thirteen publicly traded U.S. exploration and production companies: ATP Oil & Gas Corp., Brigham Exploration, Carrizo Oil & Gas Inc., Edge Petroleum, Gastar Exploration, GMX Resources, Goodrich Petroleum, Linn Energy, McMoRan Exploration, Parallel Petroleum, Toreador Resources Corp., and Warren Resources. In general, peer group companies were U.S. energy companies in the exploration and production sector which had annual revenues ranging from $30 million to $175 million.

Elements of Executive Compensation Program

Our 2007 compensation program for Named Executive Officers consisted of the following components:

Base Salary:  Base salaries for all Named Executive Officers are established based on their scope of responsibilities, taking into account competitive market compensation paid by other companies in our peer group. The Committee considers the median salary range for each Named Executive Officer’s counterpart, but makes adjustments to reflect differences in job descriptions and scope of responsibilities for each Named Executive Officer and to reflect the Committee’s philosophy that each Named Executive Officer’s total compensation should be at the median level (50th percentile) relative to our peer group. The Committee annually reviews base salaries for Named Executive Officers and makes adjustments from time to time to realign their salaries, after taking into account individual performance, responsibilities, experience, autonomy, strategic perspectives and marketability, as well as the recommendations of the Chief Executive Officer.

As part of the Committee’s review of our compensation policies during the first quarter of 2007, the Committee determined, in consultation with T-P, that the base salaries for our Named Executive Officers were below the median levels for our peer group. As a result, the base salaries of the Named Executive Officers were significantly increased.

Management Annual Incentive Plans:  In 2006, the Committee established the Incentive Plan, which we refer to here in this section as the “QRC Bonus Plan”. In December 2006, we formed Quest Midstream Partners, L.P. (“Quest Midstream”) to own and operate our natural gas gathering pipeline network. In connection with the formation of Quest Midstream, the decision was made to have the executive officers and employees that primarily work on our midstream operations be employed by Quest Midstream GP, LLC, our subsidiary that is the general partner of Quest Midstream. In addition, beginning in 2007, the executive officers and employees of Quest Midstream GP no longer participated in the QRC Bonus Plan. Instead, the Committee established the Quest Midstream Partners, L.P. Annual Incentive Plan, which we refer to as the “QMP Bonus Plan”. We refer to the QMP Bonus Plan and the QRC Bonus Plan together as the “Bonus Plans”. The QRC Bonus Plan is intended to recognize value creation by providing competitive incentives for meeting and exceeding annual financial and operating performance measurement targets related to our exploration and production operations and the QMP Bonus Plan is intended to recognize value creation by providing competitive incentives for meeting and exceeding annual financial and operating performance measurement targets related to our midstream operations. See “Proposal No. 3 — Approval of Amendments to the Company’s Management Annual Incentive Plan” above for a further description of the QRC Bonus Plan.

Management level executive officers and employees that primarily work in our midstream operations participate in the QMP Bonus Plan and all of our other management level executive officers and employees participate in the QRC Bonus Plan. For 2007, Mr. Hoover was the only Named Executive Officer that participated in the QMP Bonus Plan.

By providing market-competitive bonus awards, the Committee believes the Bonus Plans support the attraction and retention of Named Executive Officer talent critical to achieving our strategic business objectives. The Bonus Plans put a significant portion of total compensation at risk by linking potential annual compensation to our achievement of specific performance goals during the year, which creates a direct connection between the executive’s pay and our financial performance.

The awards under the QRC Bonus Plan were paid in a combination of stock and cash for 2006. For 2007, awards under the Bonus Plans were payable solely in cash. The Committee anticipates that future annual bonus awards will also be paid only in the form of cash awards. The Committee made this change because of the roll out of the long-term equity incentive plan described below.

Each year the Committee will establish goals during the first quarter of the calendar year. However, since 2007 was the first year for the QMP Bonus Plan, the performance goals were not finalized until the fourth quarter of 2007. The 2007 performance goals for each Bonus Plan are described below. The amount of the bonus payable to each participant varies based on the percentage of the performance goals achieved and the employee’s position with the respective company. More senior ranking management personnel are entitled to bonuses that are potentially a higher percentage of their base salaries, reflecting the Committee’s philosophy that higher ranking employees should have a greater percentage of their overall compensation at risk.

Each executive officer and key employee that participates in the Bonus Plans has a target bonus percentage expressed as a percentage of base salary based on his or her level of responsibility. The performance criteria for 2007 includes minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared toward rewarding extraordinary performance, thus, actual awards can range from 0% (if performance is below 60% of target) to 100% of base salary for our most senior executives (if performance is 150% of target). For 2007, the potential bonus amounts for each of Messrs. Cash, Grose, Lawler and Hoover were as follows: If we achieved an average of our financial goals of 60%, their incentive awards would be 22% of base salary. If we achieved an average of our financial goals of 100%, their incentive awards would be 42% of base salary. If we achieved an average of our financial goals of 150%, their incentive awards would be 99% of base salary. For 2007, the potential bonus amounts for each of the other Named Executive Officers were as follows: If we achieved an average of our financial goals of 60%, their incentive awards would be 7% of base salary. If we achieved an average of our financial goals of 100%, their incentive awards would be 27% of base salary. If we achieved an average of our financial goals of 150%, their incentive awards would be 73.5% of base salary.

After the end of the Plan Year, the Committee determines to what extent we and the participants have achieved the performance measurement goals. The Committee calculates and certifies in writing the amount of each participant’s bonus based upon the actual achievements and computation formulae set forth in the applicable Bonus Plan. The Committee has no discretion to increase the amount of any Named Executive Officer’s bonus as so determined, but may reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion that such reduction or elimination is appropriate in order to reflect the Named Executive Officer’s performance or unanticipated factors. The performance period (“Incentive Period”) with respect to which target awards and bonuses may be payable under the Bonus Plans will generally be the fiscal year beginning on January 1 and ending on December 31, but the Committee has the authority to designate different Incentive Periods.

QRC Bonus Plan 2007 Performance Goals.  The Committee increased the 2007 performance targets for the QRC Bonus Plan from the 2006 levels. The Committee eliminated “pipeline operating expense” as a performance measure in 2007, because the midstream pipeline operations were dropped into Quest Midstream in December 2006. The Committee established the 2007 performance targets and percentages of goals achieved for each of the five corporate financial goals described below:

	Percentage of Goal Achieved
	50%	100%	150%

Performance Measure
EBITDA (earnings before interest, taxes, depreciation and amortization)	$34,000,000	$54,000,000	$74,000,000
Lease operating expense (excluding gross production taxes and ad valorem taxes)	$1.31/Mcf	$1.23/Mcf	$1.15/Mcf
Finding and development cost	$1.67/Mcf	$1.50/Mcf	$1.33/Mcf
Year end proved reserves	193.5 Bcfe	215 Bcfe	236.5 Bcfe
Production	16.2 Bcfe	18.0 Bcfe	19.8 Bcfe

Each of the five corporate financial goals were equally weighted. The amount of the incentive bonus varies depending upon the average percentage of the financial goals achieved. For amounts between 50% and 100% and between 100% and 150%, linear interpolation is used to determine the “Percentage of Goal Achieved”. For amounts below 50%, the “Percentage of Goal Achieved” is determined using the same scale as between 50% and 100%. For amounts in excess of 150%, the “Percentage of Goal Achieved” is determined using the same scale as between 100% and 150%. For 2007, no incentive awards were payable under the QRC Bonus Plan if the average percentage of the financial goals achieved was less than 60%. Additionally, no additional incentive awards were payable if the average percentage of the financial goals achieved exceeds 150%. For 2007, the average percentage of the financial goals achieved under the QRC Bonus Plan was 100%.

Mr. Lawler commenced employment as our chief operating officer in April 2007, and Mr. Lawler received a pro rata portion equal to approximately 73% of the bonus for 2007.

QMP Bonus Plan 2007 Performance Goals.  During the fourth quarter of 2007, the Committee established the 2007 performance targets and percentages of goals achieved for each of the five partnership financial goals described below:

	Percentage of Goal Achieved
	50%	100%	150%

Performance Measure
EBITDA (earnings before interest, taxes, depreciation and amortization)	$10,687,000	$15,586,000	$20,485,000
Pipeline operating expense	$14,711,000	$16,345,000	$17,980,000
Return on invested capital	5.81%	8.58%	11.35%
Distributable cash flow/common unit	$0.00	$2.68	$5.94
Distributable cash flow/unit	$0.00	$1.36	$3.01

The goals of EBITDA and return on invested capital were each weighted at 30%, the goal of distributable cash flow/unit was weighted at 20%, and the goals of pipeline operating expense and distributable cash flow/common unit were each weighted at 10%. For 2007, no incentive awards were payable under the QMP Bonus Plan if the average percentage of the financial goals achieved was less than 60%. Additionally, no additional incentive awards were payable if the average percentage of the financial goals achieved exceeded 105%. For 2007, the average percentage of the financial goals achieved for the QMP Bonus Plan was approximately 70%.

Richard A. Hoover served as President of Quest Midstream GP until September 2007. Richard E. Muncrief replaced Mr. Hoover in that position in September 2007. Mr. Hoover received 75% of the incentive bonus amount payable for 2007, and Mr. Muncrief received a pro rata portion equal to approximately 28% of the incentive bonus payable for 2007.

Productivity Gain Sharing Payments:  A one-time cash payment equal to 10% of an individual’s monthly base salary is earned during each month that our CBM production rate increases by 1,000 Mcf/day over the prior record. All of our employees are eligible to receive productivity gain sharing payments. The purpose of these payments is to incentivize all employees, including Named Executive Officers, to continually and immediately focus on production. The Named Executive Officers received payments equal to approximately 1.6 additional months of base salary as a result of this plan, as follows: Jerry Cash — $69,167; David Grose — $46,458; David Lawler — $26,583; David Bolton — $31,875; Richard Marlin — $35,113; and Richard Hoover — $37,104. Our management believes this incentive plan is unique to us and is not used by the peer group companies. As a result, the Committee believes these productivity payments help us attract and retain talented and highly motivated Named Executive Officers.

Discretionary Bonus Plan:  At the discretion of the Committee, cash bonuses or deferred compensation plan contributions may be paid to an executive officer. The purposes of such bonuses are to recognize a unique circumstance or performance beyond a contemplated level. The Committee evaluates such awards within the context of our overall performance. The determination of the type and amount of each discretionary bonus is based upon the recommendation of the Chief Executive Officer, as well as the individual performance and contribution of the executive officer to our performance.

Equity Awards

The Committee believes that the long-term performance of our executive officers is achieved through ownership of stock-based awards, such as stock options, which expose executive officers to the risks of downside stock prices and provide an incentive for executive officers to build shareholder value.

Omnibus Stock Award Plan.  Our Omnibus Plan provides for grants of non-qualified stock options, restricted shares, bonus shares, deferred shares, stock appreciation rights, performance units and performance shares. The Omnibus Plan also permits the grant of ISOs. The objectives of the Omnibus Plan are to strengthen key employees’ and non-employee directors’ commitment to our success, to stimulate key employees’ and non-employee directors’ efforts on our behalf and to help us attract new employees with the education, skills and experience we need and retain existing key employees. All of our equity awards consisting of our Common Stock are issued under the

Omnibus Plan. As explained in “Proposal No. 2 — Approval of Amendments to the Company’s 2005 Omnibus Stock Award Plan” above, on May 19, 2008, our Board of Directors approved an amendment to the Omnibus Plan to increase the total number of shares that may be issued under the Omnibus Plan from 2,200,000 to 2,700,000, subject to stockholder approval. A summary description of the Omnibus Plan is presented in that section.

Long-Term Incentive Plan.  For 2007, the Committee added a new long-term incentive plan for our executive officers under the Omnibus Plan. The new plan is intended to encourage participants to focus on our long-term performance and provide an opportunity for our executive officers to increase their stake in us through grants of restricted stock pursuant to the terms of the Omnibus Plan. The Committee designed the long-term incentive plan to:

•	enhance the link between the creation of stockholder value and long-term incentive compensation;

•	provide an opportunity for increased equity ownership by executive officers; and

•	maintain a competitive level of total compensation.

The Committee determined the level of awards based on market data provided by T-P and the recommendations of the Chief Executive Officer (which in some cases were based on negotiations with executive officers). Award levels vary among participants based on their position within the Company. The awards are subject to the terms of an Award Agreement which outlines a vesting schedule (at the conclusion of each year of service, one-third of the award amount vests with the entire award vested at the end of three years) which is expected to help retain executive officers as any unvested awards are forfeited if that individual terminates his employment without good reason. There are no additional performance criteria that must be met in order for the award to be earned. The vesting schedule for the awards accelerates if an executive officer is terminated without cause by us or for good reason by the executive officer.

Quest Midstream Equity Awards.  During 2007, the Committee also made selected grants of bonus common units to certain of our executive officers and key employees that perform services primarily for Quest Midstream. The grants were intended to encourage participants to focus on Quest Midstream’s long-term performance and provide an opportunity for the participating employees to have an ownership stake in Quest Midstream through grants of bonus common units. The Committee granted the awards to:

•	enhance the link between the creation of unitholder value and long-term incentive compensation;

•	provide an opportunity for increased equity ownership in Quest Midstream by participating employees; and

•	maintain a competitive level of total compensation.

The Committee determined the level of awards based on market data provided by T-P and the recommendations of the Chief Executive Officer (which in some cases were based on negotiations with executive officers). Award levels vary among participants based on their position within Quest Midstream. The awards are subject to the terms of an Award Agreement which outlines a vesting schedule which is expected to help retain executive officers as any unvested awards are forfeited if that individual terminates his employment without good reason. There are no additional performance criteria that must be met in order for the award to be earned. The vesting schedule for the awards accelerates if an executive officer is terminated without cause by us or for good reason by the executive officer. Executive officers are entitled to distribution equivalents on the bonus common units prior to vesting. During 2007, Mr. Hoover was the only Named Executive Officer to receive a grant of Quest Midstream bonus common units.

Quest Energy Partners Long-Term Incentive Plan.  In July 2007, we formed Quest Energy Partners, L.P. (“Quest Energy”) to own and operate our Cherokee Basin assets and to acquire, exploit and develop oil and natural gas properties in the Cherokee Basin. On November 14, 2007, Quest Energy’s general partner, Quest Energy GP, LLC, adopted the Quest Energy Partners, L.P. Long-Term Incentive Plan for employees, consultants and directors of Quest Energy GP and any of its affiliates who perform services for Quest Energy. The long-term incentive plan consists of the following securities of Quest Energy: options, restricted units, phantom units, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The purpose of awards under the long-term incentive plan is to provide additional incentive compensation to employees providing services to Quest Energy, and to align the economic interests of such employees with the interests of Quest Energy’s unitholders. The total number of common units available to be awarded under the long-term incentive plan is 2,115,950. Common units cancelled, forfeited or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The plan is administered by the Committee, provided that administration may be delegated to such other committee as appointed by Quest Energy GP’s board of directors. To date, no awards have been made under this plan other than to the independent directors of Quest Energy GP.

Benefits

Our employees, including the Named Executive Officers, who meet minimum service requirements are entitled to receive medical, dental, life and long-term disability insurance benefits for themselves (and beginning the first of the following month after 90 days of employment, 50% coverage for their dependents). Our Named Executive Officers also participate along with other employees in our 401(k) plan and other standard benefits. Our 401(k) plan provides for matching contributions by us and permits discretionary contributions by us of up to 10% of a participant’s eligible compensation. Such benefits are provided equally to all employees, other than where benefits are provided pro rata based on the respective Named Executive Officer’s salary (such as the level of disability insurance coverage).

Perquisites

We believe our executive compensation program described above is generally sufficient for attracting talented executives and that providing large perquisites is neither necessary nor in the stockholders’ best interests. However, certain types of perquisites intended to provide job satisfaction, enhance productivity and provide a competitive compensation package are granted to certain officers. For example, we provide an automobile for Mr. Cash and Mr. Marlin and provided an automobile for Mr. Hoover to use when visiting our headquarters in Oklahoma City. On occasion family members and acquaintances have accompanied Mr. Cash on business trips made on private charter flights. The Named Executive Officers also are eligible to receive gym club memberships. Mr. Lawler received reimbursement of certain relocation expenses in connection with his move to Oklahoma City.

Ownership Guidelines (Stock Ownership Policy)

Our Board of Directors, upon the Committee’s recommendation, has adopted a Stock Ownership Policy for our corporate officers and directors (“Guideline Owners”) to ensure that they have a meaningful economic stake in us. The guidelines are designed to satisfy an individual Guideline Owner’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management’s commitment to value creation.

The Committee will annually review each Guideline Owner’s compensation and stock ownership levels to confirm if appropriate or make adjustments. The Committee requires that the Guideline Owners have direct ownership of our Common Stock in at least the follow amounts:

•	CEO — five times base salary

•	Directors — four times cash compensation (including committee fees)

•	Direct CEO Reports — two and one-half times base salary

•	Corporate Officers (vice president or higher and controller) — one and one-half times base salary.

A corporate officer has five years to comply with the ownership requirement from the later of: (a) February 1, 2007 or (b) the date the individual was appointed to a position noted above. A director has five years to comply with the ownership requirement from the later of: (a) January 1, 2008 or (b) the date the individual was appointed to be a director. If a corporate officer is promoted to a position with a higher stock ownership salary multiple, the corporate officer will have five years from the date of the change in position to reach the higher expected stock ownership salary multiple, but still must meet the prior expected stock ownership salary multiple within the original five years of the date first appointed to such prior position or February 1, 2007, whichever is later.

Until a Guideline Owner achieves the applicable stock ownership salary multiple, the following applies:

•	Restricted Stock/Bonus Share Awards. Upon vesting of a restricted stock or bonus share award, the Guideline Owner is required to hold the net profit shares until the applicable Stock Ownership Guideline is met.

•	Exercise of Options. Upon exercise of a stock option, the Guideline Owner is required to hold net profit shares (less any shares used to pay the exercise price for the shares) until the applicable Stock Ownership Guideline is met.

•	Reporting of Taxes upon Vesting/Exercise. The Guideline Owner must report to the Corporate Secretary the number of shares required by such Guideline Owner to pay the applicable taxes upon the vesting of restricted stock or bonus share awards or exercise of stock options in excess of the minimum statutory taxes and any shares used to pay the exercise price of any options.

Notwithstanding the foregoing, corporate officers are not required to hold bonus shares that were originally granted prior to January 1, 2007 or any bonus shares awarded pursuant to the 2006 management annual incentive plan. In addition, Mr. Grose is not required to hold the 70,000 unrestricted shares awarded to him in connection with the execution of his employment agreement on April 9, 2007.

Required Ownership Shares.  Upon reaching the required stock ownership salary multiple, the Guideline Owner must certify to the Corporate Secretary that the ownership requirements have been met and the Corporate Secretary must confirm such representation and record the number of shares required to be held by the Guideline Owner based on the closing price of the shares and the corporate officer’s current salary level or the director’s current compensation level on the day prior to certification by the Guideline Owner (the “Required Ownership Shares”).

The Guideline Owner will not be required to accumulate any shares in excess of the Required Ownership Shares so long as the Required Ownership Shares are held by the Guideline Owner, regardless of changes in the price of the shares. However, the Guideline Owner may only sell shares held prior to certification if, after the sale of shares, the Guideline Owner will (a) still own a number of shares equal to at least the Required Ownership Shares or (b) still be in compliance with the stock ownership salary multiple as of the day the shares are sold based on current share price and salary level.

Annual Review.  The Committee will review all Required Ownership Shares levels of the Guideline Owners covered by the Policy on an annual basis. Deviations from the Stock Ownership Policy can only be approved the Committee and then only because of a “personal hardship”.

Policy Regarding Hedging Stock Ownership

The Board of Directors, upon the Committee’s recommendation, adopted a policy that prohibits Named Executive Officers from speculating in our stock, which includes, but is not limited to, the following: short selling (profiting if the market price of the stock decreases); buying or selling publicly traded options, including writing covered calls; taking out margin loans against stock options; and hedging or any other type of derivative arrangement that has a similar economic effect without the full risk or benefit of ownership.

Compensation Recovery Policies

The Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to a Named Executive Officer if such person(s) engage in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the Named Executive Officers’ compensation for the relevant period, as provided by law.

Tax and Accounting Considerations

U.S. federal tax laws (Section 162(m) of the Code) impose a limitation on our U.S. income tax deductibility of Named Executive Officer compensation, unless it is “performance-based” under the tax rules. The Committee is concerned about the tax aspects of restricted stock and bonus share grants because they are not currently performance-based awards. The Committee will evaluate and consider possible performance elements for future awards. The Committee, however, does not believe the failure of Named Executive Officers equity awards to qualify as performance based awards to have a material impact on the Company at this time.

EXECUTIVE COMPENSATION

The table below sets forth information concerning the annual and long-term compensation paid to or earned by the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2007 and Richard Hoover, who was one or our most highly compensated executive officers for 2007, but was not serving as an executive officer as of December 31, 2007 (the “Named Executive Officers”).

Summary Compensation Table

						Non-Equity
				Stock		Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)		Compensation(2)	Compensation(3)		Total

Jerry D. Cash	2007	$525,000	$1,200	$1,814,239		$182,367	$46,913	(4)	$2,569,719
Chairman of the Board,	2006	$400,000	$1,300	$14,000		$165,333	$89,308		$669,941
President and Chief Executive Officer
David E. Grose	2007	$350,000	$1,200	$1,066,130		$124,658	$15,550		$1,557,538
Chief Financial Officer	2006	$275,000	$1,200	$233,485		$113,667	$43,193		$666,545
David Lawler(6)	2007	$268,739	$1,200	$435,494		$27,783	$4,148		$737,364
Chief Operating Officer
Richard Marlin	2007	$248,000	$1,200	$254,720		$80,863	$20,550		$605,333
Executive VP Engineering	2006	$247,500	$1,000	$228,505		$77,550	$48,156		$602,711
David Bolton	2007	$225,000	$1,200	$298,980		$57,038	$14,325		$596,543
Executive VP Land	2006	$100,961	$1,000	$67,174		$39,588	$13,485		$222,208
Richard Hoover	2007	$273,280	$—	$753,208	(7)	$60,236	$157,762	(5)	$1,244,486
Executive VP Midstream	2006	$128,510	$1,000	$217,864		$43,757	$43,243		$434,374

(1)	Includes expense related to bonus shares, restricted stock and, for Mr. Hoover, bonus common units of Quest Midstream, granted under employment agreements. Expense for the bonus shares, restricted stock and Quest Midstream bonus common units is computed in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (Revised) (“SFAS No. 123R”) and represents the grant date fair value, which for our common stock was determined by utilizing the closing stock price on the date of grant, with expense being recognized ratably over the requisite service period. Also includes equity portion of the QRC Bonus Plan award earned for 2006. Twenty-five percent of the bonus shares vested in March 2007 at the time the Committee determined the amount of the awards based upon 2006 performance and the remaining portion vests and will be paid in March of each of the next three years.

(2)	Represents the Bonus Plan awards earned for 2007 and paid in 2008 and productivity gain sharing bonus payments earned and paid in 2007.

(3)	Company matching and profit sharing contribution under the 401(k) savings plan and life insurance premiums. Salary shown above has not been reduced by pre-tax contributions to the company-sponsored 401(k) savings plan. For 2007, Company matching contributions and profit sharing contribution amounts were as follows: Mr. Cash — $15,500, Mr. Grose — $15,500, Mr. Lawler — $4,131, Mr. Marlin — $20,500, Mr. Bolton — $14,275, and Mr. Hoover — $20,500.

(4)	In addition to the items described in (3) above, also includes expenses related to a company provided automobile ($30,712) and benefits for gym services. On occasion, family members and acquaintances have accompanied Mr. Cash on business trips made on private charter flights at no incremental cost to us.

(5)	In addition to the items described in (3) above, also includes (i) $5,983 of commuting expenses for Mr. Hoover’s airfare, auto rental and lodging while in the Oklahoma City corporate office, until we opened our Houston office during year 2007, (ii) $63,694 of distribution equivalents paid on the Quest Midstream bonus common units granted to him and (iii) $88,085 representing cash amounts paid to him and the value of unvested equity awards that vested pursuant to his settlement agreement in excess of the amount reported in the “Stock Awards” column. See the description of Mr. Hoover’s settlement agreement below for additional information.

(6)	Mr. Lawler’s employment as our chief operating officer commenced on April 10, 2007.

(7)	Mr. Hoover forfeited 37,500 Quest Midstream bonus common units and 5,000 bonus shares of our common stock in connection with the settlement agreement entered into in connection with the termination of his employment during 2007.

Grants of Plan-Based Awards in 2007

No stock options were granted to any of our Named Executive Officers during the year ended December 31, 2007.

This table discloses the actual number of restricted stock awards granted during the last fiscal year and the grant date fair value of these awards and the estimated payouts under non-equity incentive plan awards.

Grants of Plan-Based Awards in 2007

							All Other		Grant
							Stock Awards:		Date Fair
							Number of		Value of
				Estimated Future Payouts under			Shares of		Stock and
	Approval			Non-Equity Incentive Plan Awards			Stock or		Option
Name	Date	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Units (#)		Awards

Jerry Cash	3/30/07	4/2/07	(1)				493,080		$4,329,242
			(2)	$115,500	$220,500	$525,000
			(3)		$69,167
David Grose	3/30/07	4/2/07	(1)				105,000		$921,900
	3/30/07	3/30/07					70,000	(4)	$641,900
			(2)	$77,000	$147,000	$350,000
			(3)		$46,458
David Lawler	4/10/07	4/10/07	(1)				105,000		$926,100
			(2)	$63,800	$121,800	$290,000
			(3)		$26,583
Richard Marlin	2/23/07	3/21/07	(1)				45,000		$388,800
			(2)	$17,360	$66,960	$182,280
			(3)		$35,113
Dave Bolton	2/23/07	3/07/07	(1)				45,000		$360,450
			(2)	$15,750	$60,750	$165,375
			(3)		$31,875
Richard Hoover	2/23/07	2/24/07	(1)				75,000		$1,387,500
			(2)	$75,350	$143,850	$342,500
			(3)		$37,104

(1)	Represents equity awards granted in connection with the execution of the Named Executive Officers’ employment agreement in 2007. Grant date is the date the employment agreements were executed. Except for Messrs. Lawler and Hoover, one-third of each award vests on March 16, 2008, 2009 and 2010. For Mr. Lawler, 15,000 shares were immediately vested and 30,000 shares vested on May 1 of each of 2008, 2009 and 2010. For Mr. Hoover, the award was for bonus common units of Quest Midstream and 25,000 bonus common units vested on the later of January 1 of each of 2008, 2009 and 2010 or a “liquidity event” as defined in his employment agreement.

(2)	Represents an award under our Bonus Plans for 2007. On March 5, 2008, the Committee determined the amount of the award payable for 2007 based upon 2007 performance. The amount for Mr. Lawler is pro-rated based on his employment commencement date in 2007. The amount for Mr. Hoover is pro rated based on the terms of the settlement agreement entered into in connection with the termination of his employment. See “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Management Annual Incentive Plans” for a discussion of the performance criteria applicable to these awards.

(3)	Represents amount payable under our productivity gain sharing bonus program.

(4)	Award was immediately vested.

Equity Awards Outstanding at Fiscal Year-End 2007

The following table shows unvested stock awards outstanding for the Named Executive Officers as of December 31, 2007. Market value is based on the closing market price of our Common Stock on December 31, 2007 ($7.17 a share).

	Stock Awards
	Number of	Market Value of
	Shares or	Shares or Units of
	Units that have	Stock that have
	not Vested	not Vested

Jerry Cash(1)	498,264	$3,572,553
David Grose(2)	108,564	$778,404
David Lawler(3)	90,000	$645,300
Richard Marlin(4)	59,064	$423,489
Dave Bolton(5)	66,110	$474,009
Richard Hoover	—	$—

(1)	166,088 shares vest on each of March 16, 2008, 2009 and 2010.

(2)	36,188 shares vest on each of March 16, 2008, 2009 and 2010.

(3)	30,000 shares vest on each of May 1, 2008, 2009 and 2010.

(4)	15,688 shares vest on each of March 16, 2008, 2009 and 2010. 12,000 shares vest on April 4, 2008.

(5)	15,370 shares vest on each of March 16, 2008, 2009 and 2010. 20,000 shares vest on October 5, 2008.

Stock Vested in 2007

The following table sets forth certain information regarding stock awards vested during 2007 for the Named Executive Officers.

	Stock Awards
	Number of
	Shares of	Number of QMP
	Common Stock	Common Units	Value Realized
	Acquired on Vesting	Acquired on Vesting	on Vesting
Name	(#)	(#)	($)

Jerry Cash	1,728		$16,813
David Grose	119,188		$1,159,018
David Lawler	15,000		$145,950
Richard Marlin	24,688		$240,214
David Bolton	20,370		$206,600
Richard Hoover	35,000	37,500	$1,059,650

For purposes of the above table, the amount realized upon vesting is determined by multiplying the number of shares of stock or units by the market value of the shares or units on the date the shares were issued to the Named Executive Officer.

Director Compensation for 2007

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended 2007.

	Fees Earned or	Option
	Paid in Cash	Awards		Total
Name	($)	($)(1)		($)

James Kite	$39,500	$44,864	(2)	$84,364
Jon Rateau	$33,500	$44,864	(2)	$78,364
John Garrison	$33,000	$44,864	(2)	$77,864
Malone Mitchell	$26,500	$52,655	(3)	$79,155
William Damon	$23,000	$52,655	(3)	$75,655

(1)	Represents the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with FAS 123R.

(2)	In October 2005, Messrs. Kite, Rateau, and Garrison each received a grant of an option for 50,000 shares of Common Stock. Options for 10,000 shares were immediately vested and the options for the remaining 40,000 shares vest 10,000 per year over the next four years; provided that the director is still serving on the board of directors at the time of the vesting of the stock options. As of March 19, 2008, 30,000 of these options were vested for each of Messrs. Kite, Rateau and Garrison. Each option has a term of 10 years and an exercise price of $10.00 per share. The FAS 123R grant date fair value of each option award was $239,902.

(3)	In August 2007, Messrs. Mitchell and Damon each received a grant of an option for 50,000 shares of Common Stock. Options for 10,000 shares were immediately vested and the options for the remaining 40,000 shares vest 10,000 per year over the next four years; provided that the director is still serving on the board of directors at the time of the vesting of the stock options. As of March 19, 2008, 10,000 of these options were vested for each of Messrs. Mitchell and Damon. Each option has a term of 10 years and an exercise price of $10.05 per share. The FAS 123R grant date fair value of each option award was $263,000

In addition to the option awards described above, all of our non-employee directors received the following cash compensation for the fiscal year ended 2007:

•	annual director fee of $20,000 per year (the fees for Messrs. Damon and Mitchell were pro rated for 2007 based on their length of service); and

•	$2,000 for each board meeting attended in person and $500 for each telephonic board meeting.

Beginning January 1, 2008, each of our non-employee directors will receive an annual director fee of $50,000, but will not receive any separate fees for attending meetings of the Board of Directors. The chairman of the Audit Committee will receive an additional $7,500 and the chairmen of the Compensation and Nominating Committees will each receive an additional $5,000. Additionally, our non-employee directors will be awarded a grant of 10,000 shares of our common stock immediately following each annual meeting of our stockholders; provided, however, that if a director has been awarded a prior grant of restricted shares that vests over time, the number of restricted shares vesting in that calendar year will be subtracted from the 10,000 shares granted after the annual meeting of our stockholders.

In March 2008, the Board of Directors approved the exchange of each unvested stock option for one-half of a share of restricted common stock of the Company, with the same vesting schedule as their unvested options. The directors made the decision to exchange the stock options for shares of restricted stock in order to more closely align the interests of the directors with those of the stockholders. The directors also believed that the recent trend in director compensation was to grant awards of restricted stock rather than stock options. The exchange ratio was determined based on market data provided by T-P. As a result of the exchange, Messrs. Kite, Rateau and Garrison each received 10,000 shares of our restricted common stock and Messrs. Damon and Mitchell each received 20,000 shares of our restricted common stock. 5,000 of these shares vest each year over the next two years for Messrs. Kite, Rateau and Garrison and over the next four years for Messrs. Damon and Mitchell.

Employment Contracts

Each of the Named Executive Officers has an employment agreement. Except as described below, the employment agreements for each of the Named Executive Officers are substantially similar and were entered into with us (or in the case of Mr. Hoover, our subsidiary Quest Midstream GP, LLC) during 2007. The employment agreements for Messrs. Cash and Grose replaced their existing employment agreements. In connection with the termination of Mr. Hoover’s employment in September 2007, Mr. Hoover’s employment agreement was terminated and we entered into a settlement agreement with him, which is described below. Accordingly, the following description of the employment agreements of the Named Executive Officers omits Mr. Hoover’s former employment agreement.

Each of these agreements has an initial term of three years (the “Initial Term”). Upon expiration of the Initial Term, each agreement will automatically continue for successive one-year terms, unless earlier terminated in accordance with the terms of the agreement. The positions, base salary and number of restricted shares of our common stock granted under each of the employment agreements is as follows:

			Number of Shares of
Name	Position	Base Salary	Restricted Stock

Jerry Cash	Chief Executive Officer	$525,000	493,080
David Grose	Chief Financial Officer	$350,000	105,000
David Lawler	Chief Operating Officer	$290,000	90,000
David Bolton	Executive Vice President — Land	$225,000	45,000
Richard Marlin	Executive Vice President — Engineering	$248,000	45,000

One-third of the restricted shares vest on each of the first three anniversary dates of each employment agreement. In addition, Mr. Grose and Mr. Lawler received 70,000 and 15,000 unrestricted shares, respectively, of our common stock in connection with the execution of their employment agreements.

Each executive is eligible to participate in all of our incentive bonus plans that are established for our executive officers. If we terminate an executive’s employment without “cause” (as defined below) or if an executive terminates his employment agreement for “Good Reason” (as defined below), in each case after notice and cure periods —

•	the executive will receive his base salary for the remainder of the term,

•	we will pay the executive’s health insurance premium payments for the duration of the COBRA continuation period (18 months) or until he becomes eligible for health insurance with a different employer,

•	the executive will receive his pro rata portion of any annual bonus and other incentive compensation to which he would have been entitled; and

•	his unvested shares of restricted stock will vest (which vesting may be deferred for six months if necessary to comply with Section 409A of the Internal Revenue Code).

Under each of the employment agreements, Good Reason means:

•	our failure to pay the executive’s salary or annual bonus in accordance with the terms of the agreement (unless the payment is not material and is being contested by us in good faith);

•	if we require the executive to be based anywhere other than Oklahoma City, Oklahoma;

•	a substantial reduction in the executive’s duties or responsibilities; or

•	the executive no longer has the title specified above.

For purposes of the employment agreements, “cause” includes the following:

•	any act or omission by the executive that constitutes gross negligence or willful misconduct;

•	theft, dishonest acts or breach of fiduciary duty that materially enrich the executive or materially damage us or conviction of a felony,

•	any conflict of interest, except those consented to in writing by us;

•	any material failure by the executive to observe our work rules, policies or procedures;

•	failure or refusal by the executive to perform his duties and responsibilities required under the employment agreements, or to carry out reasonable instruction, to our satisfaction;

•	any conduct that is materially detrimental to our operations, financial condition or reputation; or

•	any material breach of the employment agreement by the executive.

The following summarizes potential maximum payments that an executive could receive upon a termination of employment without cause or for Good Reason, actual amounts are likely to be less.

		Unvested Equity
Name	Base Salary(1)	Compensation(2)	Bonus(3)	Benefits(4)	Total

Jerry Cash	$1,575,000	$3,572,553	$338,625	$9,183	$5,495,361
David Grose	$1,050,000	$778,404	$225,750	$13,701	$2,067,855
David Lawler	$870,000	$645,300	$187,050	$13,701	$1,716,051
Richard Marlin	$744,000	$423,489	$122,760	$9,183	$1,299,432
David Bolton	$675,000	$474,009	$111,375	$13,701	$1,274,085

(1)	Assumes full three years of salary is paid. Actual amount paid will be equal to the remaining base salary payable under the agreement.

(2)	Assumes all equity awards are unvested on the date of termination. For purposes of this table, we have used the number of unvested shares as of December 31, 2007 and the closing price of our common stock on that date ($7.17).

(3)	Represents target amounts payable under our Bonus Plans and productivity gain sharing payments for 2008. Assumes a full year’s bonus (i.e., if employment were terminated on December 31 of a year). Actual payment would be pro-rated based on the number of days in the year during which the executive was employed.

(4)	Represents 18 months of insurance premiums at current rates.

In general, base salary payments will be paid to the executive in equal installments on our regular payroll dates, with the installments commencing six months after the executive’s termination of employment (at which time the executive will receive a lump sum amount equal to the monthly payments that would have been paid during such six month period). However, the payments may be commenced immediately if an exemption under Internal Revenue Code § 409A is available. If the executive’s employment is terminated without cause within two years after a change in control (as defined below), then the base salary payments will be paid in a lump sum six months after termination of employment.

Under the employment agreements, a “change in control” is generally defined as:

•	the acquisition by any person or group of our common stock that, together with shares of common stock held by such person or group, constitutes more than 50% of the total voting power of our common stock;

•	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of our common stock possessing 35% or more of the total voting power of our common stock;

•	a majority of members of our board of directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to the acquisition or acquisitions.

The pro rata portion of any annual bonus or other compensation to which the executive would have been entitled for the year during which the termination occurred will be paid at the time bonuses are paid to all employees, or if later, six months after the executive’s termination of employment (unless an exception to Internal Revenue Code § 409A applies).

If the executive is unable to render services as a result of physical or mental disability, we may terminate his employment, and he will receive a lump-sum payment equal to one year’s base salary and all compensation and benefits that were accrued and vested as of the date of termination. If necessary to comply with Internal Revenue Code § 409A, the payment may be deferred for six months.

Each of the employment agreements also provides for one-year restrictive covenants of non-solicitation in the event the executive terminates his own employment or is terminated by us for cause. Our obligation to make severance payments is conditioned upon the executive not competing with us during the term that severance payments are being made.

Settlement Agreement With Richard Hoover

On September 19, 2007, Quest Midstream GP terminated the employment agreement with Richard Hoover, the president of Quest Midstream GP, and accordingly, terminated Mr. Hoover’s employment with Quest Midstream GP. On November 8, 2007, we and Quest Midstream GP entered into a Settlement and Release Agreement with Mr. Hoover to resolve any disputes between us and Mr. Hoover related to: (i) Mr. Hoover’s employment agreement, (ii) Mr. Hoover’s employment with Quest Midstream GP or (iii) the termination of Mr. Hoover’s employment with Quest Midstream GP. According to the terms of the Settlement and Release Agreement, Mr. Hoover is entitled to a pro rata portion in the amount of 75% of any incentive bonus payable for 2007. One half of his base salary under the employment agreement will be paid out in equal installments over the remaining term of his employment agreement in accordance with the provisions of the agreement. Quest Midstream GP also agreed to reimburse Mr. Hoover his health insurance premium payments for the longer of one year or until he becomes eligible for health insurance with a different employer.

In addition, Mr. Hoover became vested in 5,000 shares of our common stock and 37,500 Quest Midstream common units. The Quest Midstream common units are to be delivered to Mr. Hoover in two tranches of 18,750 units. The first tranche of Quest Midstream common units is to be delivered upon the later of a liquidity event or April 1, 2008, and the second tranche is to be delivered upon the later of a liquidity event or April 1, 2009. For these purposes, a “liquidity event” means an initial public offering of the Quest Midstream common units or a sale in a single transaction of all or substantially all of the assets of Quest Midstream or the partnership interests in Quest Midstream.

Quest Midstream also agreed to pay distribution equivalents to Mr. Hoover on 75,000 Quest Midstream common units for the third quarter of 2007 and on the 37,500 Quest Midstream common units, mentioned above, for the fourth quarter of 2007 and for each quarter thereafter until those common units are issued and delivered to Mr. Hoover. Mr. Hoover will be subject to a one-year non-compete restriction limited to the Cherokee Basin region.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that such Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Jon H. Rateau, Chairman
William H. Damon III
James B. Kite, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent objective oversight of our accounting functions and internal controls. The Audit Committee is composed of three independent directors and acts under a written charter adopted and approved by the Board of Directors on December 29, 2005, as amended on March 5, 2008. The members of the Audit Committee are independent as defined by The NASDAQ Global Market listing standards and as required by the Sarbanes-Oxley Act of 2002 (“Act”). After a full review and analysis, the Board of Directors determined that the members of the Audit Committee are independent within the meaning of Rules 4200(a)(15) and 4350(d) of The NASAQ Global Market listing standards and the rules and regulations of the SEC, as such requirements are defined as of the mailing date of this Proxy Statement. The Board of Directors has also determined that Mr. Garrison is an “audit committee financial expert” (as defined by SEC rules and regulations). For an overview of Mr. Garrison’s qualifications, see the section entitled “Proposal No. 1 — Election of Directors” above.

As set forth in the Audit Committee Charter, the Audit Committee is appointed by the Board of Directors to perform, among others, the following duties and responsibilities:

•	overseeing and reviewing the integrity of our financial statements, financial reports and other financial information provided by us to any governmental body or the public;

•	overseeing and reviewing the integrity and adequacy of our auditing, accounting and financial reporting processes and systems of internal controls for financial reporting and disclosure controls and procedures, regarding finance, accounting and reporting that management and the Board of Directors have established;

•	overseeing, handling and reviewing reports and complaints regarding our financial reporting, auditing, accounting and internal controls;

•	reviewing areas of potential significant financial risk to us and discussing guidelines and the process by which risk assessment and management is undertaken; and

•	overseeing and reviewing the independence, qualifications and performance of our independent registered public accounting firm.

The Audit Committee reviewed and discussed our audited financial statements with management. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements have been carried out in accordance with the Standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that our independent registered public accounting firm is in fact “independent”.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

John C. Garrison
Jon H. Rateau
Bob G. Alexander1
N. Malone Mitchell, 3rd1

1 The foregoing Audit Committee Report was approved prior to Mr. Alexander’s appointment to the Audit Committee on May 12, 2008. At the time of approval, the Audit Committee consisted of Messrs. Garrison, Rateau and Mitchell. Mr. Mitchell subsequently resigned as a Director effective May 7, 2008.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Murrell, Hall, McIntosh & Co., PLLP performed the audit for the fiscal year ending December 31, 2007.

The Audit Committee has determined to continue the services of Murrell, Hall, McIntosh & Co., PLLP for the current fiscal year ending December 31, 2008. Such services will include the audit of our financial statements for the fiscal year ending on such date and other appropriate accounting services.

A member of Murrell, Hall, McIntosh & Co., PLLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if desired. It is also expected that such member will be available to respond to appropriate questions from the stockholders.

Audit and Non-Audit Fees

The following table lists fees paid to Murrell, Hall, McIntosh & Co., PPLP, for services rendered for the years ended December 31, 2006 and 2007.

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2007

Audit Fees(1)	$244,065	$354,738
Audit-Related Fees(2)	7,000	3,100
Tax Fees(3)	84,888	117,891
All Other Fees	—	—

Total Fees	$335,953	$475,729

1. Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements for such period included in the Annual Report on Form 10-K and for the reviews of the consolidated quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the SEC. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

2. Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. This category also includes audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

3. Tax fees consist of fees related to the preparation and review of the Company’s federal and state income tax returns and tax consulting services.

The Audit Committee has concluded the provision of the non-audit services listed above as “Audit-Related Fees” and “Tax Fees” is compatible with maintaining the auditors’ independence.

All services to be performed by the independent public accountants must be pre-approved by the Audit Committee, which has chosen not to adopt any pre-approval policies for enumerated services and situations, but instead has retained the sole authority for such approvals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the persons who served on our Compensation Committee during the last completed fiscal year (Jon H. Rateau, John C. Garrison, James B. Kite, Jr., William H. Damon III) (i) was an officer or employee of the Company during the last fiscal year or (ii) had any relationship requiring disclosure under Item 404 of Regulation S-K. Except for Mr. Garrison, who previously served as our Treasurer from 1998 to 2001, none of the persons who served on our Compensation Committee during the last completed fiscal year was formerly an officer of the Company.

None of our executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; (ii) director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as our director.

TRANSACTIONS WITH RELATED PERSONS

Related Transactions

No director, executive officer or stockholder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal year ended December 31, 2007, or any currently proposed transaction, in which we or one of our subsidiaries is a party and the amount involved exceeds $120,000.

We solicit information annually from our directors and executive officers in connection with the preparation of disclosures in our Proxy Statement. These questionnaires specifically seek information pertaining to any related person transaction.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Financial Officer or the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (“Code of Business Conduct”), which addresses conflicts of interests, that is applicable to our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct describes the types of transactions that may be subject to the review, approval or ratification of the Audit Committee or the chief compliance officer. Any waiver of any provision of our Code of Business Conduct for a member of our Board of Directors, an executive officer, or a senior financial or accounting officer must be approved by our Audit Committee, and any such waiver will be promptly disclosed as required by law or NASDAQ rule.

A copy of our Code of Business Conduct is available on our internet website at www.qrcp.net under Corporate Governance. We will also provide a copy of the Code of Business Conduct, without charge, to any stockholder who requests it. Requests should be addressed in writing to: Corporate Secretary at Quest Resource Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102. We intend to post any amendment or waiver from the Code of Business Conduct that applies to executive officers or directors on our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of Forms 3, 4, 5 and amendments thereto furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with in a timely manner, except for the following:

•	Grants of bonus shares were not timely reported by Jerry Cash (6,913 shares), David Grose (4,753 shares), Richard Marlin (2,750 shares) and David Bolton (1,479 shares).

•	David Bolton did not timely report his disposition of 9,000 shares of common stock, which were sold to cover tax withholding obligations arising from the vesting of a bonus share award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of May 15, 2008 concerning the shares of our common stock beneficially owned by (i) each person known by us, solely by reason of our examination of Schedule 13D and 13G filings made with the SEC and by information voluntarily provided to us by certain stockholders, to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and director nominees, (iii) each of the executive officers named in the summary compensation table, and (iv) all current directors and executive officers as a group. Except for Mr. Hoover, none of our directors or executive officers own any common units of Quest Midstream or Quest Energy, which ownership is disclosed in the footnotes to this table. If a person or entity listed in the following table is the beneficial owner of less than one percent of the securities outstanding, this fact is indicated by an asterisk in the table.

	Number of Shares of
	Quest Resource
	Corporation	Percent of Class of
	Common Stock	Quest Resource
	Beneficially	Corporation
	Owned(1)	Common Stock

Name and Address of Beneficial Owner
Advisory Research, Inc.(2)	2,779,791	11.8%
180 North Stetson, Suite 5500
Chicago, IL 60601
Jerry D. Cash(3)	1,791,973	7.6%
210 Park Avenue, Suite 2750
Oklahoma City, OK 73102
Heartland Advisors, Inc. and William J. Nasgovitz(4)	1,734,300	7.4%
789 North Water Street
Milwaukee, WI 53202
AQR Capital Management, LLC and AQR Absolute	1,190,700	5.1%
Return Master Account L.P.
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
James B. Kite, Jr.(5)(6)	946,157	4.2%
David Grose(7)	158,703	*
David C. Lawler(8)	105,000	*
John C. Garrison(5)	96,053	*
David W. Bolton(9)	76,606	*
Richard Marlin(10)	73,346	*
Jon H. Rateau(5)(11)	30,000	*
Richard A. Hoover(12)	22,090	*
William H. Damon III(13)	10,000	*
Bob G. Alexander	350	*
All Directors, Director Nominees and Executive Officers as a Group (15 Persons)	3,484,801	15.4%

(1)	The number of securities beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any securities as to which the individual has sole or shared voting power or investment power and also any securities that the individual has the right to acquire within 60 days through the exercise of any option or other right. The inclusion herein of such securities, however, does not constitute an admission that the named equityholder is a direct or indirect beneficial owner of such securities.

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all securities listed as owned by such person or entity.

(2)	Advisory Research, Inc. (“ARI”) is the general partner and investment manager of Advisory Research Micro Cap Value Fund, L.P. (“Advisory Micro Cap”) (which owns 1,503,421 shares of our common stock) and Advisory Research Energy Fund, L.P. (“Advisory Energy”) (which owns 1,046,829 shares of our common stock) and is registered under the Investment Advisers Act of 1940. By virtue of investment management agreements with each of Advisory Micro Cap, Advisory Energy, and other discretionary client funds, ARI is deemed to have beneficial ownership over the 2,779,791 shares.

(3)	Includes (i) 1,200 shares of our common stock owned by Mr. Cash’s wife, Sherry J. Cash, (ii) 7,678 shares held in Mr. Cash’s retirement account (Mr. Cash does not have voting rights with respect to the shares held in his profit sharing retirement account) and (iii) 328,720 restricted shares, which are subject to vesting. Mr. Cash disclaims beneficial ownership of the shares owned by Sherry J. Cash. In addition, Mr. Cash is entitled to receive 3,456 bonus shares upon satisfaction of certain vesting requirements. Mr. Cash does not have the ability to vote these bonus shares. Of the 1,791,973 shares of our common stock beneficially owned by Mr. Cash, 848,458 have been pledged to secure a personal loan.

(4)	Heartland Advisors, Inc. (“Heartland”) is the investment adviser to clients that own a total of 1,734,300 shares of our common stock and is an investment company registered under the Investment Company Act of 1940, as amended. Mr. Nasgovitz is the President and principal shareholder of Heartland. None of Heartland’s clients owns more than 5% of our outstanding shares of common stock. Heartland and Mr. Nasgovitz each disclaim beneficial ownership to these shares.

(5)	Includes options to acquire 30,000 shares of our common stock that are immediately exercisable.

(6)	Includes 916,157 shares of our common stock owned by McKown Point LP, a Texas Limited Partnership. Easterly Family Investments LLC is the sole general partner of McKown Point LP. Easterly Family Investments LLC is wholly owned by the Virginia V. Kite GST Exempt Trust for James B. Kite, Jr. Mr. Kite and Bank of Texas, N.A. are the trustees of the Virginia V. Kite GST Exempt Trust for James B. Kite, Jr. Easterly Family Investments LLC, the Virginia V. Kite GST Exempt Trust for James B. Kite, Jr. and James B. Kite, Jr. may be deemed to have beneficial ownership of the shares owned by McKown Point LP. In addition, Mr. Kite is entitled to receive 10,000 bonus shares upon satisfaction of certain vesting requirements. Mr. Kite does not have the ability to vote these bonus shares.

(7)	Includes (i) 3,281 shares of our common stock held in Mr. Grose’s retirement account (Mr. Grose does not have voting rights with respect to these shares) and (ii) 70,000 restricted shares, which are subject to vesting. In addition, Mr. Grose is entitled to receive 2,376 bonus shares upon satisfaction of certain vesting requirements. Mr. Grose does not have the ability to vote these bonus shares.

(8)	Includes 60,000 restricted shares, which are subject to vesting.

(9)	Includes 50,000 restricted shares, which are subject to vesting. In addition, Mr. Bolton is entitled to receive 740 bonus shares upon satisfaction of certain vesting requirements. Mr. Bolton does not have the ability to vote these bonus shares.

(10)	Includes (i) 8,258 shares held in Mr. Marlin’s retirement account (Mr. Marlin does not have voting rights with respect to these shares) and (ii) 30,000 restricted shares, which are subject to vesting. In addition, Mr. Marlin is entitled to receive 1,376 bonus shares upon satisfaction of certain vesting requirements. Mr. Marlin does not have the ability to vote these bonus shares.

(11)	Mr. Rateau is also entitled to receive 10,000 bonus shares upon satisfaction of certain vesting requirements. Mr. Rateau does not have the ability to vote these bonus shares.

(12)	Mr. Hoover is entitled to receive 37,500 bonus units of Quest Midstream upon the occurrence of certain events. Mr. Hoover does not have the ability to vote these bonus units.

(13)	Includes options to acquire 10,000 shares of our common stock that are immediately exercisable. Mr. Damon is also entitled to receive 20,000 bonus shares upon satisfaction of certain vesting requirements. Mr. Damon does not have the ability to vote these bonus shares.

Equity Compensation Plans

The table below sets forth the information concerning compensation plans under which equity securities are authorized for issuance as of the fiscal year ended December 31, 2007.

Equity Compensation Plan Information

				Number of Securities
				Remaining Available
	Number of Securities			for Future Issuance
	to be Issued upon		Weighted- Average	under Equity
	Exercise of Outstanding		Exercise Price of	Compensation Plans
	Options, Warrants		Outstanding Options,	(Excluding Securities
Plan Category	and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	100,000	(1)	$10.05	689,608	(3)
Equity compensation plans not approved by security holders	150,000	(2)	$10.00	—

Total	250,000		$10.01	689,608

(1)	Consists of 50,000 options issued to two of our non-employee directors (Messrs. Malone and Damon) in August 2007. For each director, 10,000 of the options were immediately vested and the 10,000 of the remaining options vest on the first four anniversaries of the date of grant. The options have a term of 10 years and an exercise price of $10.05 per share. As a result of Mr. Mitchell’s resignation on May 7, 2008, his options expire on August 5, 2008.

(2)	Consists of 50,000 options issued to three of our non-employee directors (Messrs. Kite, Garrison and Rateau) in October 2005. For each director, 10,000 of the options were immediately vested and the 10,000 of the remaining options vest on the first four anniversaries of the date of grant. The options have a term of 10 years and an exercise price of $10.00 per share.

(3)	Amount has been reduced by unvested and unissued bonus shares that have been awarded under our Omnibus Plan that are subject to forfeiture. As of May 16, 2008, 687,108 shares were available for future issuance under our Omnibus Plan.

OTHER MATTERS

The Board of Directors knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

ANNUAL REPORT

The 2007 Annual Report on Form 10-K of the Company, which includes audited financial statements for the fiscal year ended December 31, 2007, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Quest Resource Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report,” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2009 Annual Meeting must be received by our Corporate Secretary at Quest Resource Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102 by January 21, 2009 for inclusion in our Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Nominations

A stockholder who wishes to recommend a prospective nominee for the Board of Directors for the 2009 Annual Meeting of the stockholders should provide notice as described under “Meetings and Committees of the Board of Directors — Nominating Committee.”

Other Matters

A stockholder proposal may be considered at our 2009 Annual Meeting of stockholders only if it meets the requirements set forth in Section 5 of Article II of our Third Amended and Restated Bylaws. In particular, the stockholder must deliver notice of such proposal to our principal executive offices not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received no later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

The notice also must contain the following information: (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the number of shares of Common Stock which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business.

By Order of the Board of Directors

DAVID E. GROSE
Corporate Secretary

PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY
IN THE ENCLOSED ENVELOPE.

APPENDIX A

AMENDMENTS TO 2005 OMNIBUS STOCK AWARD PLAN

Sections 4.1 and 6.3(b) of the Quest Resource Corporation 2005 Omnibus Stock Award Plan, as amended and restated, shall be deleted in their entirety and replaced with the following in lieu thereof:

4.1.  Number of Shares Available.

(a) Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 2,700,000 Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, or in the case of SARs and Performance Units, without the payment of cash, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(b) Individual Limits. The Chief Executive Officer of the Company may not be granted Options, SARs, Restricted Shares, Bonus Shares or Deferred Shares, Performance Units or Performance Shares in Shares, or in any combination thereof, relating to an aggregate number of Shares under the Plan that exceeds 1,500,000 shares in any 5-year period. A Grantee other than the Chief Executive Officer of the Company may not be granted Options, SARs, Restricted Shares, Bonus Shares or Deferred Shares, Performance Units or Performance Shares in Shares, or in any combination thereof, relating to an aggregate number of Shares under the Plan that exceeds 500,000 shares in any 5-year period. If a previously granted Option, SAR, Performance Unit, or Performance Share is forfeited, canceled or repriced, such forfeited, canceled or repriced Option, SAR, Performance Unit, or Performance Share as the case may be, shall continue to be counted against the maximum number of Shares, SARs, Performance Units or Performance Shares that may be delivered to any Grantee over the life of the Plan.

6.3  Option Price.

(b) Subject to the limitations set forth below and those contained in Sections 6 and 13, the Committee may make any adjustment in the Option Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option; provided, however, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. The Committee also may not adversely affect the rights of any Eligible Person to previously granted Options without the consent of such Eligible Person. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.

A-1

APPENDIX B

Quest Resource Corporation

2005 Omnibus Stock Award Plan

(As Amended and Restated)

B-i

B-ii

QUEST RESOURCE CORPORATION
2005 Omnibus Stock Award Plan
(As Amended and Restated)

Article 1.  Establishment, Objectives, Duration and Effect of Shareholder Approval

1.1.  Establishment of the Plan.  Quest Resource Corporation, a Nevada corporation (the “Company”) and the Board of Directors of the Company (the “Board”) established this Quest Resource 2005 Omnibus Stock Award Plan (the “Plan”) effective as of October 14, 2005 (the “Effective Date”). The Plan is hereby amended and restated effective as of January 1, 2008.

1.2.  Objectives of the Plan.  The Plan is intended to allow employees and Non-Employee Directors of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company’s equity value, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and retaining existing employees. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide incentives for excellence in individual performance; and to promote teamwork.

1.3.  Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to Section 1.4 and the right of the Board to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

1.4.  Shareholder Approval and Effect Thereof.  The Company will submit the Plan to the shareholders of the Company for approval within twelve months of the Effective Date. If the Company’s shareholders do not approve the Plan (i) no Awards shall be granted subsequent to such vote, and (ii) all Awards granted hereunder other than the Initial Awards shall be forfeited by each Grantee and become null and void; the Initial Awards, however, shall survive according to the terms and conditions of such Awards and the Plan.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1.  “Article” means an Article of the Plan.

2.2.  “Award” means Options, Restricted Shares, Bonus Shares, Deferred Shares, SARs, Performance Units or Performance Shares granted under the Plan.

2.3.  “Award Agreement” means a written agreement by which an Award is evidenced.

2.4.  “Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

2.5.  “Board” has the meaning set forth in Section 1.1.

2.6.  “Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.

2.7.  “Cause” means, unless otherwise defined in an Award Agreement,

(a) a Grantee’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(b) any willful action or omission by a Grantee which would constitute grounds for immediate dismissal under the employment policies of the Company or the Subsidiary by which Grantee is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company or any Subsidiary, or violation of sexual harassment laws or the internal sexual harassment policy of the Company or the Subsidiary by which Grantee is employed,

(c) a Grantee’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or

(d) a Grantee’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company or any Subsidiary;

provided, however, that for purposes of clauses (b), (c) and (d), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

2.8.  “Change of Control” means, unless otherwise defined in an Award Agreement, any one or more of the following:

(a) any Person other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the common shares of the Company or of Voting Securities representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common shares and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common shares and Voting Securities of the Company, as the case may be and (ii) such corporation shall not be deemed a 35% Owner; or

(b) the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Awards granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

2.9.  “Change of Control Period” has the meaning set forth in Section 5.6(c).

2.10.  “Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.

2.11.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

2.12.  “Company” has the meaning set forth in Section 1.1.

2.13.  “Deferred Shares” means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2

2.14.  “Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith, upon receipt of medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

2.15.  “Effective Date” has the meaning set forth in Section 1.1.

2.16. “Eligible Person” means any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence or has been subject to a disability which does not qualify as a Disability and any Non-Employee Director.

2.17.  “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

2.18.  “Excluded Person” means any Person who, along with such Person’s Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date.

2.19.  “Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding common shares and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common shares and Voting Securities of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).

2.20.  “Fair Market Value” means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and (B) with respect to Shares that are readily tradable on an established securities market (within the meaning of Treasury Regulations § 1.897-1(m)) the closing price for a Share on the Grant Date and if there is no closing price on such date, the closing price for a Share on the last trading day before the Grant Date and (C) with respect to Shares not readily tradable on an established securities market, the value determined by the reasonable application of a reasonable valuation method applying those factors and principles set forth in Treasury Regulations 1.409A-1(b)(5)(iv)(B).

2.21.  “Freestanding SAR” means any SAR that is granted independently of any Option.

2.22.  “Good Reason” means any action by the Company or the Subsidiary employing a Grantee which results in any of the following without the Grantee’s consent: (a) a material diminution or other material adverse change in the Grantee’s position, authority or duties, (b) requiring the Grantee to be based at any office or location more than 50 miles from the location where he or she was previously based; (c) a material diminution in the Grantee’s compensation in the aggregate, other than a diminution applicable to all similarly situated employees. A Grantee shall not have Good Reason to terminate his or her position unless, (1) within 60 days following the event or circumstance set forth above in (a), (b) or (c), the Grantee notifies the Company of such event or circumstance, (2) the Grantee gives the Company 30 days to correct the event or circumstance, and (3) the Company does not correct, in all material respects, such event or circumstance.

2.23.  “Grant Date” has the meaning set forth in Section 5.2.

2.24.  “Grantee” means an individual who has been granted an Award.

2.25.  “Including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.

2.26.  “Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.

2.27.  “Initial Awards” means those Awards set forth on Schedule 2.27 to this Plan.

2.28.  “Non-Employee Director” means a director of the Company who is not an officer or employee of the Company or any of its affiliates. A “Non-Employee Director” includes any director of the Company who serves as a consultant to the Company or any of its affiliates.

2.29.  “Option” means an option granted under Article 6 of the Plan, including an incentive stock option.

2.30.  “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31.  “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan and Code section 409A, be extended from time to time by the Board prior to the expiration date of such Option then in effect.

2.32.  “Performance Period” has the meaning set forth in Section 9.2.

2.33.  “Performance Share” or “Performance Unit” has the meaning set forth in Article 9.

2.34. “Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board) or the Share are subject to a substantial risk of forfeiture, as provided in Article 8.

2.35.  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36.  “Plan” has the meaning set forth in Section 1.1.

2.37.  “Plan Committee” has the meaning set forth in Article 3.

2.38.  “Reorganization Transaction” has the meaning set forth in Section 2.8(c).

2.39.  “Restricted Shares” means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

2.40.  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.

2.41.  “SAR” means a stock appreciation right and includes both Tandem SARs and Freestanding SARs.

2.42.  “SAR Term” means the period beginning on the Grant Date of a SAR and ending on the expiration date of such SAR, as specified in the Award Agreement for such SAR and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such SAR then in effect.

2.43.  “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.44.  “Section” means, unless the context otherwise requires, a Section of the Plan.

2.45.  “Section 16 Person” means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

2.46.  “Share” means a common share, $.001 par value, of the Company.

2.47.  “Subsidiary” means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%. Solely with respect to a grant of an incentive stock option under the requirements of Section 422 of the Code, “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.48.  “Substitute Option” has the meaning set forth in Section 6.3.

2.49.  “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

2.50.  “Tandem SAR” means a SAR that is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

2.51.  “Tax Withholding” has the meaning set forth in Section 14.1(a).

2.52.  “Termination of Affiliation” occurs on the first day on which an individual is for any reason (a) no longer providing services to the Company or any Subsidiary in the capacity of an employee, (b) with respect to an individual who is an employee of a Subsidiary, the first day on which such Subsidiary ceases to be a Subsidiary, or (c) with respect to a Non-Employee Director, no longer serving as a director of the Company. A Termination of Affiliation shall have the same meaning as a “separation from service” under Code section 409A(2)(A)(i) and the regulations issued thereunder.

2.53.  “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

Article 3.	Administration

3.1.  Board and Committee.  Subject to Article 13, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”). To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Plan Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code Section 162(m). The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Awards or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

Any references herein to “Board” are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.

3.2.  Powers of the Board.  Subject to the express provisions of the Plan, the Board has full and final authority and sole discretion as follows:

(a) taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit or Performance Share and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

(e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

(f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

(h) subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(i) to delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that only a member of the Board of Directors of the Company (or a committee thereof) may grant Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board of Directors of the Company or the Plan Committee to individuals who are then Section 16 Persons or other than by the Plan Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code Section 162(m);

(j) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan of to be performed by the Board of Directors of the Company;

(k) to delegate its duties and responsibilities under the Plan with respect to foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Persons, and (A) the acts of such delegates shall be treated hereunder as acts of the Board and (B) such delegates shall report to the Board regarding the delegated duties and responsibilities;

(l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(m) to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and all such determinations of the Board shall be final, conclusive and binding on all Persons. No member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4.	Shares Subject to the Plan

4.1.  Number of Shares Available.

(a) Plan Limit.  Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 2,200,000 Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, or in the case of SARs and Performance Units, without the payment of cash, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(b) Individual Limit.  No Grantee may be granted Options, SARs, Restricted Shares, Bonus Shares or Deferred Shares, Performance Units or Performance Shares in Shares, or in any combination thereof, relating to an aggregate number of Shares under the Plan that exceeds 500,000 shares in any 5-year period. If a previously granted Option, SAR, Performance Unit, or Performance Share is forfeited, canceled or repriced, such forfeited, canceled or repriced Option, SAR, Performance Unit, or Performance Share as the case may be, shall continue to be counted against the maximum number of Shares, SARs, Performance Units or Performance Shares that may be delivered to any Grantee over the life of the Plan.

4.2.  Adjustments in Authorized Shares.  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the case of any substitution or adjustment affecting an Option (including a “nonqualified stock option”) such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424.1 and the applicable guidance relating to Code section 409A.

4.3.  Available Shares.  Shares delivered in connection with Awards may be newly issued Shares, Shares purchased by the Company on the open market, or Shares issued from treasury.

Article 5.	Eligibility and General Conditions of Awards

5.1.  Eligibility.  The Board may grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that an Eligible Person who is a Non-Employee Director may only be granted an Award that is an Option (excluding an incentive stock option, Restricted Shares, Bonus Shares or Deferred Shares.

5.2.  Grant Date.  The Grant Date of an Award shall be the date on which the Board grants the Award or such later date as specified by the Board (i) in the Board’s resolutions or minutes addressing the Award grants or (ii) in the Award Agreement.

5.3.  Maximum Term.  Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified. After an Award has been granted, the maximum term may only be extended in a manner which complies with Code section 409A.

5.4.  Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

5.5.  Restrictions on Share Transferability.  The Board may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

5.6.  Termination of Affiliation.  Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Board pursuant to Section 3.2), and subject to the provisions of Section 13.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

(a)  For Cause.  If a Grantee has a Termination of Affiliation for Cause:

(i) the Grantee’s Restricted Shares and Deferred Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

(ii) the Grantee’s Deferred Shares that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

(iii) any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

(b)  On Account of Death or Disability.  If a Grantee has a Termination of Affiliation on account of death or Disability:

(i) the Grantee’s Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

(ii) the Grantee’s Deferred Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, unless otherwise provided in an Award Agreement, promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee’s Deferred Shares;

(iii) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one year after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and

(iv) the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

(A) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

(B) a percentage determined by the Plan Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Board elects to compute the benefit after the end of the Performance Period, the Performance percentage, as determined by the Board, attained during the Performance Period.

(c)  Change of Control Period.  If a Grantee has a Termination of Affiliation during the period (“Change of Control Period”) commencing on a Change of Control and ending on the first anniversary of the Change of Control, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then

(i) the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

(ii) the Grantee’s Deferred Shares that were forfeitable shall thereupon become nonforfeitable and the Company shall immediately settle all Deferred Shares, whether or not previously forfeitable, by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s Deferred Shares;

(iii) any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such Termination of Affiliation (but only during the Option Term or SAR Term, respectively); and

(iv) the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, a cash payment equal to the product of (A) in the case of a Performance Share, the Change of Control Value or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:

(A) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Termination of Affiliation and the denominator of which is the number of whole and partial months in the Performance Period; and

(B) a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period.

(d)  Any Other Reason.  If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, and other than under the circumstances described in Section 5.6(c), then:

(i) the Grantee’s Restricted Shares and Deferred Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

(ii) the Grantee’s Deferred Shares that were not forfeitable immediately before such Termination of Affiliation shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Deferred Shares;

(iii) any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for ninety (90) days after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

5.7.  Nontransferability of Awards.

(a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (a) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee, (including adoptive relationships), (b) any person sharing the Grantee’s household (other than a tenant or employee), (c) a trust in which persons described in (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Grantee own more than 50% of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (a) or (b) above or the Grantee, in exchange for an interest in that entity.

Article 6.	Stock Options

6.1.  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

6.2.  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.

6.3.  Option Price.

(a) The Option Price of an Option under this Plan shall be determined by the Board, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option (“Substitute Option”) that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.

(b) Subject to the limitations set forth below and those contained in Sections 6 and 13, the Committee may make any adjustment in the Option Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option; provided, however, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NYSE rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded if such Exchange’s or quotation system’s rules define what constitutes a repricing. The Committee also may not adversely affect the rights of any Eligible Person to previously granted Options without the consent of such Eligible Person. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.

6.4.  Grant of Incentive Stock Options.

(a) At the time of the grant of any Option to an Eligible Person who is an employee of the Company or a Subsidiary, the Board may designate that such option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. The maximum number of shares that may be issued pursuant to the grants of incentive stock options shall be the same maximum limit on shares that may be issued under the Plan for all awards as set forth in Section 4.1(a). Any option designated as an incentive stock option:

(i) shall not be granted to a person who owns shares (including shares treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company;

(ii) shall be for a term of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Shares with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(iv) shall, if the aggregate Fair Market Value of a Share (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(A) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Subsection (iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

(v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company;

(vi) shall require the Grantee to notify the Board of any disposition of any Shares issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and

(vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Board, designate in writing a beneficiary to exercise such incentive stock option after the Grantee’s death.

Notwithstanding the foregoing, the Board may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

6.5.  Exercise of Options.  Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Board pursuant to procedures approved by the Board,

(a) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise,

(b) through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or

(c) by delivery to the Company of certificates representing the number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the exercise price. For purposes of this Section 6.5(c), in lieu of actually surrendering to the Company the stock certificates representing the number of Shares then owned by the Grantee, the Board may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Grantee as payment of the exercise price.

Article 7.	Stock Appreciation Rights

7.1.  Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Board in its sole discretion. The Board may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a)  Number of Shares.  The Board shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limitations imposed in this Plan and by applicable law.

(b)  Exercise Price and Other Terms.  All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares of Stock on the SARs’ Grant Date. The Board, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.

7.2.  SAR Award Agreement.  Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Grantee to whom the SAR is granted and which shall specify the exercise price per share, the SAR Term, the conditions of exercise, and such other terms and conditions as the Board in its sole discretion shall determine.

7.3.  Exercise of SARs.  SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs (a) may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; (b) may be exercised only with respect to the Shares for which its related Option is then exercisable; and (c) may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option. The value of the payment with respect to the Tandem

SAR may be no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.

7.4.  Expiration of SARs.  A SAR granted under this Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Board in its sole discretion. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under this Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

7.5.  Payment of SAR Amount.  Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise shall, at the Committee’s discretion, be paid (i) in whole Shares of equivalent value, (ii) in cash, or (iii) some combination thereof. Any value attributable to a fractional Share shall be paid in cash.

Article 8.	Restricted Shares

8.1.  Grant of Restricted Shares.  Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Board shall determine.

8.2.  Award Agreement.  Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

8.3.  Consideration.  The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.4.  Effect of Forfeiture.  If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5.  Escrow; Legends.  The Board may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

Article 9.	Performance Units and Performance Shares

9.1.  Grant of Performance Units and Performance Shares.  Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as the Board shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall specify the terms and conditions applicable to the Performance Units or Performance Shares, as the Board determines.

9.2.  Value/Performance Goals.  Each Performance Unit shall have an initial value that is established by the Board at the time of grant, that is equal to the Fair Market Value of a Share on the Grant Date. The Board shall set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.” The Board shall have complete discretion to establish the performance goals. Without limitation, the performance goals may provide for a targeted level or levels of achievement using one or more of the following measures: (a) earnings per share, (b) net income, (c) return on equity, (d) pro forma net income, (e) return on designated assets, (f) return on revenues, (g) Fair Market Value per share, (i) book value per share, (j) debt reduction, or (k) any combination of the above, in the conjunctive or disjunctive, at the discretion of the Board. Objective and measurable goals set by a “management by objectives” process, and approved by the Board may also be considered. Such goals may relate to the satisfaction of external or internal requirements.

9.3.  Payment of Performance Units and Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Board determines appropriate, the Board may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

9.4.  Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Board may cause earned Performance Units or Performance Shares to be paid in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

As determined by the Board, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Board, be entitled to exercise his or her voting rights with respect to such Shares.

Article 10.	Bonus Shares and Deferred Shares

10.1.  Bonus Shares.  Subject to the terms of the Plan, the Board may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board.

10.2.  Deferred Shares.  Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board. The Board may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Board may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary. Any grant of Deferred Shares shall comply with section 409A of the Code.

Article 11.	Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 12.	Rights of Employees

12.1.  Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company.

12.2.  Participation.  No employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 13.	Amendment, Modification, and Termination

13.1.  Amendment, Modification, and Termination.  Subject to the terms of the Plan, the Board of Directors of the Company may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except to the extent the Board of Directors of the Company determines it is desirable to obtain approval of the Company’s shareholders, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify as ISOs, to comply with the requirements for listing on any exchange where the Company’s Shares are listed, or for any other purpose the Board of Directors of the Company deems appropriate.

13.2.  Adjustments Upon Certain Unusual or Nonrecurring Events.  The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

13.3.  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.7 and Section 13.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 14.  Withholding

14.1.  Mandatory Tax Withholding.

(a) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award, or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require and may accommodate the Grantee’s request if so requested, (x) that the Grantee remit an amount in cash sufficient to satisfy the minimum federal, state, local and foreign tax withholding requirements related thereto (“Tax Withholding”), (y) the withholding of such Tax Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (z) any combination of the foregoing.

(b) Any Grantee who makes a disqualifying disposition of an incentive stock option (if incentive stock options are eligible to be granted hereunder granted under the Plan or who makes an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Tax Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Tax Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

14.2.  Notification under Code Section 83(b).  If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 15.  Additional Provisions

15.1.  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

15.2.  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.3.  Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.4.  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

15.5.  Securities Law Compliance.

(a) If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Board may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b) If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

15.6.  No Rights as a Shareholder.  A Grantee shall not have any rights as a shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.

15.7.  Nature of Payments.  Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

15.8.  Governing Law.  The Plan and the rights of any Grantee receiving an Award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of the conflict of laws to the contrary.

Schedule 2.27 — Initial Awards

ALL NUMBERS HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE 2.5:1 REVERSE STOCK SPLIT EFFECTIVE OCTOBER 31, 2005

# of Shares
Name	Type of Award	Grant Date	Subject to Award

David E. Grose	Bonus Shares	October 14, 2005	16,000 shares, payable on January 1, 2007.
16,000 shares, payable on January 1, 2007, if Grose is employed by the Company on June 1, 2006.
16,000 shares, payable on June 1, 2007, if Grose is employed by the Company on June 1, 2007.
Richard Marlin	Bonus Shares	October 14, 2005	12,000 shares, payable on January 1, 2007, if Marlin is employed by the Company on April 4, 2006.
12,000 shares, payable on April 4, 2007, if Marlin is employed by the Company on April 4, 2007.
12,000 shares, payable on April 4, 2008, if Marlin is employed by the Company on April 4, 2008.
Lou Holman	Bonus Shares	October 14, 2005	12,000 shares, payable January 1, 2007.
12,000 shares, payable on January 1, 2007, if Holman is employed by the Company on January 1, 2006.
12,000 shares, payable on January 1, 2007, if Holman is employed by the Company on January 1, 2007.
Richard Howard	Bonus Shares	October 14, 2005	12,000 shares, payable on January 1, 2007, if Howard is employed by the Company on April 4, 2006.
12,000 shares, payable on April 4, 2007, if Howard is employed by the Company on April 4, 2007.
12,000 shares, payable on April 4, 2008, if Howard is employed by the Company on April 4, 2008.
Tim Bell	Bonus Shares	October 14, 2005	4,000 shares, payable on January 1, 2007.
4,000 shares, payable on January 1, 2007, if Bell is employed by the Company on November 1, 2006.
4,000 shares, payable on November 1, 2007, if Bell is employed by the Company on November 1, 2007.
Brent Mueller	Bonus Shares	October 14, 2005	8,000 shares, payable on January 1, 2007, if Mueller is employed by the Company on February 14, 2006.

# of Shares
Name	Type of Award	Grant Date	Subject to Award

John C. Garrison	Stock Option	October 14, 2005	An option for 50,000 shares (options for 10,000 shares are immediately vested; options for the remaining 40,000 shares will vest at 10,000 shares per year on October 14, 2006, October 14, 2007, October 14, 2008 and October 14, 2009, provided that Garrison is serving as a director of the Company on the date such options vest).
James B. Kite	Stock Option	October 14, 2005	An option for 50,000 shares (options for 10,000 shares are immediately vested; options for the remaining 40,000 shares will vest at 10,000 shares per year on October 14, 2006, October 14, 2007, October 14, 2008 and October 14, 2009, provided that Kite is serving as a director of the Company on the date such options vest).
Kevin R. White	Stock Option	October 14, 2005	An option for 50,000 shares (options for 10,000 shares are immediately vested; options for the remaining 40,000 shares will vest at 10,000 shares per year on October 14, 2006, October 14, 2007, October 14, 2008 and October 14, 2009, provided that White is serving as a director of the Company on the date such options vest).
Ronnie K. Irani	Stock Option	October 14, 2005	An option for 50,000 shares (options for 10,000 shares are immediately vested; options for the remaining 40,000 shares will vest at 10,000 shares per year on October 14, 2006, October 14, 2007, October 14, 2008 and October 14, 2009, provided that Irani is serving as a director of the Company on the date such options vest).
Jon H. Rateau	Stock Option	October 14, 2005	An option for 50,000 shares (options for 10,000 shares are immediately vested; options for the remaining 40,000 shares will vest at 10,000 shares per year on October 14, 2006, October 14, 2007, October 14, 2008 and October 14, 2009, provided that Rateau is serving as a director of the Company on the date such options vest).

APPENDIX C

QUEST RESOURCE CORPORATION
MANAGEMENT ANNUAL INCENTIVE PLAN
(May 1, 2008)

1.	OBJECTIVE

The Quest Resource Corporation Management Annual Incentive Plan (the “Incentive Plan”) is designed to reward value creation by providing competitive incentives for the achievement of annual financial performance goals. By providing market-competitive target awards, the Plan supports the attraction and retention of senior executive talent critical to achieving the strategic business objectives of Quest Resource Corporation (the “Corporation”). The Incentive Plan is also intended to secure the full deductibility of bonus compensation payable to the Corporation’s Chief Executive Officer and the four highest compensated executive officers (collectively the “Covered Employees”) whose compensation is required to be reported in the Corporation’s proxy statement and all compensation payable hereunder to such persons is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	ELIGIBILITY AND PARTICIPATION

Only those executive officers and key employees of the Corporation who are selected by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”) shall be eligible to participate in the Incentive Plan. Prior to or at the time performance objectives are established for an “Incentive Period”, as defined below, the Committee will designate in writing which executive officers and key employees among those who may be eligible to participate in the Incentive Plan shall in fact be participants for such Incentive Period.

3.	PLAN YEAR, INCENTIVE PERIODS AND INCENTIVE OBJECTIVES

The fiscal year of the Incentive Plan (the “Plan Year”) shall be the fiscal year beginning on January 1 and ending on December 31. The performance period (the “Incentive Period”) with respect to which target awards and bonuses may be payable under the Incentive Plan shall generally be the Plan Year, provided that the Committee shall have the authority to designate different Incentive Periods under the Incentive Plan.

Within the first ninety (90) days of each Incentive Period the Committee shall establish in writing, with respect to such Incentive Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of bonus compensation payable to each participant under the Incentive Plan if the performance goals are attained. Target award levels are approved by the Committee and may be a percentage of the participant’s compensation (including base salary only) or a fixed dollar amount. The percentages or dollar amounts may vary based on organizational responsibilities and market compilation bonus levels based on industry data. Notwithstanding the first sentence of this paragraph, for any Incentive Period, such goals, objectives and compensation formulae or methods must be (i) established within that number of days, beginning on the first day of such Incentive Period, which is no more than twenty-five percent (25%) of the total number of days in such Incentive Period and (ii) established such that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.

Incentive goals shall be based upon one or more of the following business criteria established by the Committee, which shall be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for (1) the Corporation as a whole, (2) on an individual or aggregate basis, any of its current subsidiaries (including Quest Midstream Partners, L.P. or Quest Energy Partners, L.P.), operating divisions or other operating units or (3) any future subsidiaries, operating divisions or operating units that may be acquired or formed by the Corporation in connection with a merger or acquisition:

(a) Earnings (either in the aggregate or on a per-Share basis);

(b) Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(c) Earnings before interest, taxes, depreciation (including or excluding depletion) and amortization (“EBITDA”);

(d) Earnings before taxes, depreciation (including or excluding depletion) and amortization (“EBTDA”);

(e) Lease operating expense;

(f) Pipeline operating expense;

(g) Finding and development costs;

(h) Production, reserve replacement and productivity improvement measures;

(i) Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(j) Growth or rate of growth in cash flow (either in the aggregate or on a per-Share basis);

(k) Reductions in expense levels and savings, determined either on a Company-wide basis or in respect of any one or more business units;

(l) Operating and maintenance cost management and employee productivity;

(m) Shareholder returns (including return on assets, investments, equity, gross sales or total shareholder return);

(n) Return measures (including return on assets, equity, or sales);

(o) Growth or rate of growth in return measures (including return on assets, equity, or sales);

(p) Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

(q) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(r) Achievement of business or operational goals such as market share, business development and/or health and safety improvement measures;

provided that applicable performance goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, transaction related costs required to be recognized under FAS 123R, the effect of non-cash derivative fair value gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. Performance goals (i) also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company’s shareholders, which are incorporated herein by reference and (ii) may be based upon a participant’s attainment of personal objectives with respect to any of the foregoing performance goals: negotiating transactions and sales, business unit/department performance, profit margins, reduction of certain accounts receivable or achievement of subsidiary or departmental budgets or developing long-term business goals. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

Measurements of the Corporation’s or a participant’s performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, they shall be determined according to generally accepted accounting principals (“GAAP”) as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date. Individual incentive awards reflect a mix of the Corporation’s and business unit/department performance along with individual discretionary factors; the current actual mix for each participant will be determined based upon his/her role and contribution to the organization.

Due to the possibility that the specific targets related to a specific performance goal or objective may be confidential commercial or business information, and the release of which to the public may have an adverse affect on the Corporation, such information has been intentionally omitted from the Plan as confidential information.

4.	DETERMINATION OF BONUS AWARDS

As soon as practicable after the end of each Incentive Period, the Committee shall certify in writing to what extent the Corporation and the participants have achieved the performance goals or goals for such Incentive Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award and the Committee shall calculate the amount of each participant’s bonus for such Incentive Period based upon the performance goals, objectives and computation formulae or methods for such Incentive Period. The Committee shall have no discretion to increase the amount of any participant’s bonus as so determined, but may reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors.

5.	MAXIMUM BONUS AMOUNTS

The maximum bonus amount that the Corporation may pay to the Chief Executive Officer under this Plan in a Plan year is limited to $3,000,000.

The maximum bonus amount that the Corporation may pay to any individual other than the Corporation’s Chief Executive Officer under this Plan in a Plan Year is limited to the lesser of three (3) times the individual’s base annual salary for the year, or $1,000,000.

To the extend any performance bonus is paid in the form of property, the amount of such payment shall be determined for purposes of this maximum annual limitation as of the date the payment is made based on the fair market value of such property on such date.

6.	PAYMENT OF AWARDS

Approved bonus awards shall be payable by the Corporation in cash or in shares of the Corporation’s common stock pursuant to the Corporation’s Omnibus Stock Award Plan to each participant, or to his estate in the event of his death, as soon as practicable after the end of each Incentive Period and after the Committee has certified in writing that the relevant performance goals were achieved. To the extent shares of the Corporation’s common stock are issued under the Corporation’s Omnibus Stock Award Plan, such issued shares shall be subject to both the annual award limitation set forth above in Section 5 of this Plan and any share limitation(s) in such Omnibus Stock Award Plan.

A bonus award that would otherwise be payable to a participant who is not employed by the Corporation or one of its subsidiaries on the last day of a Incentive Period shall be prorated, or not paid, in accordance with rules and regulations adopted by the Committee for the administration of the Incentive Plan.

7.	OTHER TERMS AND CONDITIONS

Unless otherwise permitted under Section 162(m) of the Code, no bonus awards shall be paid under the Incentive Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Incentive Plan, including the business criteria described above in Section 3 of the Incentive Plan, are disclosed to the Corporation’s stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law). The Incentive Plan will submitted to the stockholders for reapproval if the business criteria stated above in Section 3 are materially changed and, in any event, will be submitted to be reapproved by stockholders after five years since the last time stockholder approval was received.

No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, bonus awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Incentive Plan shall be payable from the general assets of the Corporation and no participant shall have any claim with respect to any specific assets of the Corporation.

Neither the Incentive Plan nor any action taken under the Incentive Plan shall be construed as giving any employee the right to be retained in the employ of the Corporation or any subsidiary or to maintain any participant’s compensation at any level.

The Corporation or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the executive of the Corporation or any of its subsidiaries.

8.	ADMINISTRATION

All members of the Committee shall be persons who qualify as “outside directors” as defined under Section 162(m) of the Code. Until changed by the Board, the Committee of the Board shall constitute the Committee hereunder.

The Committee shall have full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee deems necessary or advisable.

Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Corporation the authority to administer and interpret the procedural aspects of the Incentive Plan, subject to the Incentive Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Corporation or any subsidiary thereof and of company counsel (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 3 or the maximum bonus payable to any participant without stockholder approval unless stockholder approval is not required in order for bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Corporation shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any fact or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.

The place of administration of the Incentive Plan shall be in the State of Oklahoma and the validity, construction, interpretation, administration and effect of the Incentive Plan and the rules, regulations and rights relating to the Incentive Plan, shall be determined solely in accordance with the laws of the State of Oklahoma.

FORM OF PROXY
Cut or tear along perforated edge.
QUEST RESOURCE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JERRY D. CASH and DAVID E. GROSE, in the order named, as proxies (each with the power to act alone and with power of substitution) to vote, as directed below, all shares of common stock of QUEST RESOURCE CORPORATION (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 19, 2008, at 11:00 a.m., Central time, at the Company’s corporate headquarters, located at 210 Park Avenue, Suite 2750, Oklahoma City, OK, or any adjournment thereof, as follows:
1.	To elect the Directors of the Company.
☐	FOR ALL NOMINEES LISTED BELOW:

Bob G. Alexander (Class II) William H. Damon III (Class II)

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐	TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), CHECK THIS BOX AND WRITE THE NAME OF SUCH NOMINEE(S) IN THE BOX BELOW

2.	To amend the Company’s 2005 Omnibus Stock Award Plan;

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To amend and restate the Company’s Management Annual Incentive Plan; and

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To vote in his discretion, upon the transaction of such other business as may properly come before the Annual Meeting.
(Continued and to be signed and dated on reverse side.)

          When properly executed, this proxy will be voted in the manner directed by the undersigned Stockholder. If no direction is made, this proxy will be voted FOR all directors in Proposal 1 and FOR Proposals 2 and 3 and in accordance with discretion of the proxies upon such other matters as may properly come before the meeting and any adjournment thereof.
          The Board of Directors recommends a vote FOR all directors in Proposal 1 and FOR Proposals 2 and 3. The proposals are not related to or conditioned on the approval of other matters, and have been proposed by the Company.
          Please sign exactly as name appears below.

DATED:		, 2008.
(Signature)

(Signature if held jointly)

Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each joint owner or trustee should sign the proxy.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.